EXHIBIT 1.2
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CLIFFORD                                           LIMITED LIABILITY PARTNERSHIP
CHANCE
                                                                  CONFORMED COPY



                           SECURED FACILITY AGREEMENT

                               dated 20 July 2006

                                       for

                           ORIENT-EXPRESS HOTELS LTD.

                                   arranged by

                                BARCLAYS CAPITAL

                                       and

                        BANCA NAZIONALE DEL LAVORO S.P.A.

                                acting as Lender

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                             TERM FACILITY AGREEMENT

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                                    CONTENTS

Clause                                                                      Page

1.       Definitions and Interpretation........................................1

2.       The Facility.........................................................15

3.       Purpose..............................................................15

4.       Conditions Of Utilisation............................................15

5.       Utilisation..........................................................17

6.       Repayment............................................................18

7.       Prepayment And Cancellation..........................................18

8.       Interest.............................................................24

9.       Interest Periods.....................................................25

10.      Changes To The Calculation Of Interest...............................25

11.      Fees.................................................................26

12.      Tax Gross-up and Indemnities.........................................27

13.      Increased Costs......................................................30

14.      Other Indemnities....................................................31

15.      Mitigation By The Lender.............................................32

16.      Costs And Expenses...................................................33

17.      Guarantee And Indemnity..............................................35

18.      Representations......................................................38

19.      Information Undertakings.............................................43

20.      Financial Covenants..................................................46

21.      General Undertakings.................................................48

22.      Events of Default....................................................59

23.      Changes to the Lender................................................63

24.      Changes to the Obligors..............................................66

25.      Credit Support Providers.............................................66

26.      Releases.............................................................67



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27.      Conduct of business by the lender....................................67

28.      Payment mechanics....................................................68

29.      Set-off..............................................................70

30.      Notices..............................................................70

31.      Calculations and Certificates........................................71

32.      Partial Invalidity...................................................71

33.      Remedies and Waivers.................................................72

34.      Amendments and Waivers...............................................72

35.      Counterparts.........................................................72

36.      Governing law........................................................73

37.      Enforcement..........................................................73

SCHEDULE 1 The Original Parties...............................................74

SCHEDULE 2 Conditions Precedent...............................................76

SCHEDULE 3 Requests...........................................................82

Part I     Utilisation Request................................................82

Part II    Selection Notice...................................................83

SCHEDULE 4 Mandatory Cost Formulae............................................84

SCHEDULE 5 Form of Transfer Certificate.......................................86

SCHEDULE 6 Form of Compliance Certificate.....................................88

SCHEDULE 7 Timetables.........................................................89

SCHEDULE 8 Allocated Debt Amount..............................................90

SCHEDULE 9 Security Documents.................................................91

SCHEDULE 10 Minimum Insurance Requirements for the Company....................93

SIGNATURES....................................................................94





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THIS AGREEMENT is dated 20 July 2006 and made in Rome between:

(1) ORIENT-EXPRESS HOTELS LTD., a private limited company incorporated in Bermuda with registered number EC13215 (the "Company");

(2) THE SUBSIDIARIES of the Company listed in Schedule 1 (The Original Parties) as borrowers (the "Borrowers");

(3) THE SUBSIDIARIES of the Company listed in Schedule 1 (The Original Parties) as guarantors (together with the Company the "Guarantors"); and

(4)  BANCA NAZIONALE DEL LAVORO S.p.A. as lender (the "Original Lender").

IT IS AGREED as follows:

                                    SECTION 1

                                 INTERPRETATION

1.   DEFINITIONS AND INTERPRETATION

1.1  Definitions

     In this Agreement:

     "Additional Cost Rate" has the meaning given to it in Schedule 4 (Mandatory Cost Formulae).

     "Affiliate" means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

     "Allocated Debt Amount" means in respect of a Hotel or an English Hotel, the amount in euro set out opposite that Hotel or English Hotel in the column headed "Allocated Debt Amount" in Schedule 8 (Allocated Debt Amount).

     "Authorisation" means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.

     "Availability Period" means the period from and including the date of this Agreement to and including the date falling 30 days after the date of this Agreement or, if earlier, the date on which the first Utilisation of the Facility is made.

     "Available Commitment" means, the Commitment minus:

     (a)  the amount of any outstanding Loans; and

     (b) in relation to any proposed Utilisation, the amount of any Loans that are due to be made on or before the proposed Utilisation Date.

     "Available Facility" means the aggregate for the time being of the Available Commitment.

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     "Break Costs" means the amount (if any) by which:

     (a) the interest which the Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

     exceeds:

     (b) the amount which the Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Relevant Interbank Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

     "Business Day" means a day (other than a Saturday or Sunday) on which banks are open for general business in London, Turin and any TARGET Day.

     "Business Plan" means the business plan prepared by the Company in accordance with Clause 19.4 (Business Plan).

     "Charged Property" means all the assets of the Obligors which from time to time are, or are expressed to be, the subject of the Transaction Security.

     "Commitment" means (euro)190,000,000 to the extent not cancelled or reduced under this Agreement.

     "Compliance Certificate" means a certificate substantially in the form set out in Schedule 6 (Form of Compliance Certificate).

     "Credit Support" means any guarantee whether or not supported by cash collateral, entered into by a person (not being a member of the Group) directly or indirectly in favour of the Lender in respect of the obligations of the Obligors (or any of them) under this Agreement.

     "Credit Support Provider" means:

     (a) any bank resident in Italy for Tax purposes and any Italian permanent establishment of any non-Italian bank that, in each case, has entered into any Credit Support; and

     (b) any other person which is incorporated in, and is authorised to conduct banking, insurance, securities or other investment business in, a country which is (A) a member state of the European Union or (B) the United States of America or (C) any other full member of the Organisation for Economic Cooperation and Development ("OECD") that, in each case, has entered into any Credit Support provided that such person (i) qualifies under Article 6, paragraph 1 of Italian Legislative Decree No. 239 of 1st April, 1996, as amended, (ii) is not resident or deemed to be resident in Italy for Tax purposes, and (iii) is not resident or deemed to be resident for Tax purposes in one of the countries contained in the

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          black  list  from time to time  produced  by the  government  of Italy pursuant to the Italian Ministerial decree of 23 January 2002 (as amended).

     "Default" means an Event of Default or any event or circumstance specified in Clause 22 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

     "Delegate" means any delegate, agent, attorney or co-trustee appointed by the Lender.

     "English Default" means a "Default" under, and as defined in, the English Facility Agreement.

     "English Event of Default" means an "Event of Default" under, and as defined in the English Facility Agreement.

     "English Facility Agent" means Barclays Bank PLC.

     "English Facility Agreement" means a multicurrency revolving facility dated on or about the date of this Agreement made between, amongst others, the English Facility Agent and the Company.

     "English Finance Documents" means the "Finance Documents" as that term is defined under (and as in) the English Facility Agreement.

     "English Hotels" means each of the hotels subject to the English Facility Agreement, being at the date of this Agreement, Reid's Palace, Madeira; Lapa Palace, Portugal (excluding the plots of land registered in the Land Registry of Lisbon with register numbers 133 and 134, and registered in the Tax Department under Articles 1279 and 1321); Le Manoir aux Quat' Saisons, England and Hotel de la Cite, France.

     "English Loans" means each loan made under the English Facility Agreement.

     "English Security Documents" means the "Security Documents" as that term is defined under (and as in) the English Facility Agreement.

     "Environmental Claim" means any claim, proceeding or investigation by any person in respect of any Environmental Law.

     "Environmental Law" means any applicable law in any jurisdiction in which any Obligor conducts business that relates to the pollution or protection of the environment or harm to or the protection of human health or the health of animals or plants.

     "Environmental Permits" means any permit, licence, consent, approval and other authorisation and the filing of any notification, report or assessment required under any Environmental Law for the operation of the business of any Obligor conducted on or from the properties owned or used by the relevant Obligor.

     "EURIBOR" means, in relation to any Loan:

     (a)  the applicable Screen Rate; or

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     (b)  (if no Screen Rate is available for the Interest  Period of that Loan)
          the arithmetic mean of the rate (rounded upwards to four decimal places) as supplied to the Lender at its request quoted by the Reference Banks to leading banks in the European interbank market, as of the Specified Time on the Quotation Day for the offering of deposits in euro for a period comparable to the Interest Period of the relevant Loan.

     "European Group" means Luxembourg Holdco and each of its Subsidiaries from time to time other than its Excluded Subsidiaries.

     "Event of Default" means any event or circumstance specified as such in Clause 22 (Events of Default).

     "Excluded Subsidiaries" means each of:

     (a)  Bora Bora Lagoon Resort SA;

     (b)  Venice Simplon-Orient-Express Limited;

     (c)  Mount Nelson Hotel Limited;

     (d)  Orient-Express Hungary Kft;

     (e)  Collection Venice Simplon-Orient-Express Limited;

     (f)  VSOE Servizi Srl; and

     (g)  Phoenix Argente SAS - St Martin,

     and their respective Subsidiaries from time to time, to the extent that they have not become an Additional Borrower or an Additional Guarantor under the English Facility Agreement.

     "Existing Facilities" means each of the:

     (a) (euro)26,800,000 loan made between Banca Intesa Mediocredito S.p.A. to Byblos Srl;

     (b) (euro)8,000,000 intercompany loan made available to Hotel Splendido Srl; and

     (c) (euro)157,700,000 intercompany loan made available to Orient-Express Hotels Italia Srl.

     "Facility"  means  the  term  loan  facility  in  an  aggregate  amount  of
     (euro)190,000,000 made available under this Agreement as described in Clause 2 (The Facility) to the extent not cancelled or reduced under this Agreement.

     "Facility Office" means the office or offices in Italy, notified by the Lender to the Company in writing as the office or offices through which it will perform its obligations under this Agreement.

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     "Fee Letter" means any letter or letters dated on or about the date of this
     Agreement between, amongst others, the Lender and/or the Arranger (as defined in the English Facility Agreement) and the Company setting out any of the fees referred to in Clause 11 (Fees).

     "FF&E" means furniture, fixtures, equipment, interior and exterior signs as well as other improvements and personal property used in the operation of the Hotels.

     "Final Maturity Date" means the date falling two days before the fifth anniversary of this Agreement or, if such date is not a Business Day, the immediately preceding Business Day.

     "Finance Document" means this Agreement, the Security Documents, any Fee Letter, the Subordination Deed and any other document designated as such by the Lender and the Company.

     "Financial Indebtedness" means any indebtedness for or in respect of:

     (a)  moneys borrowed;

     (b) any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent;

     (c) any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

     (d) the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with GAAP, be treated as a finance or capital lease;

     (e) receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

     (f) any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing;

     (g) any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value shall be taken into account);

     (h) any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution;

     (i)  any amount raised by the issue of redeemable shares or quotas;

     (j) any amount of any liability under an advance or deferred purchase agreement if one of the primary reasons behind the entry into this agreement is to raise finance; and

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     (k)  (without  double  counting)  the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (j) above.

     "GAAP" means generally accepted accounting principles in the jurisdiction of incorporation of the relevant entity.

     "Group" means the Company and its Subsidiaries for the time being.

     "Group Structure Chart" means the group structure chart showing:

     (a)  all members of the European Group,  including current name and company
          registration   number,   its  jurisdiction  of  incorporation   and/or
          establishment and a list of shareholders and quotaholders;

     (b) any person in which any member of the European Group holds shares in its issued share capital or equivalent ownership interest of such person; and

     (c)  all members of the Group.

     "Holding Company" means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary.

     "Hoteis" means Reid's Hoteis Lda, a company registered in the Commercial Registry Office of Lisbon, Portugal, under number 5272.

     "Hotel" means, subject to Clause 21.22 (Hotel Substitutions) each of:

     (a)  the Hotel Cipriani, Italy;

     (b)  the Villa San Michele, Italy;

     (c)  the Hotel Splendido, Italy; and

     (d)  the Hotel Caruso, Italy,

     but a hotel shall cease to be a Hotel if the Hotel or the Obligor that owns the Hotel, (directly or indirectly) has been sold and the Hotel has ceased to be subject to any Transaction Security.

     "Hotel Disposal" means the sale of a Hotel or English Hotel or the direct or indirect sale of the person or legal entity that owns a Hotel or an English Hotel.

     "Information Memorandum" means the document in the form approved by the Company concerning the Obligors which, at the Company's request and on its behalf, was prepared in relation to this transaction and distributed by the Lender to selected financial institutions before the date of this Agreement.

     "Initial Valuation" means the initial valuation of each Hotel and reports prepared by the Valuer which can be relied upon by the Lender and delivered pursuant to Clause 4.1 (Conditions Precedent).

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     "Insurance  Policy" means any policy of insurance or assurance in which the
     Obligors may at any time have an interest entered into in accordance with Clause 21.7 (Insurance).

     "Intellectual Property" means any patents, trade marks, service marks, designs, business names, copyrights, design rights, moral rights, inventions, confidential information, knowhow and other intellectual property rights and interests, whether registered or unregistered, and the benefit of all applications and rights to use a Hotel and such other assets of each Obligor.

     "Interest Period" means, in relation to a Loan, each period determined in accordance with Clause 9 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 8.3 (Default interest).

     "Italian Civil Code" means the Italian Royal Decree No. 262 of 16 March 1942, as amended from time to time.

     "Italian Qualifying Lender" means, a Lender that is a bank resident in Italy for tax purposes or which carries on a business in Italy through a permanent establishment which is the Facility Office and to which any Loan is effectively connected.

     "Lapa" means Hotelapa Investimento Hoteleiro, S.A. a company registered in the Commercial Registry of Lisbon, Portugal, under number 65864.

     "Lapa Palace" means the Hotel known as Lapa Palace, located at Rua do Pau de Bandeira, 4, Lisbon, Portugal registered in the Land Registry of Lisbon with register number 132 and registered in the Tax Department under Article 598 and for the avoidance of doubt, excluding the land registered in the Land Registry of Lisbon with register numbers 133 and 134, and registered in the Tax Department under Articles 1279 and 1321.

     "Legal Opinions" means the legal opinions delivered to the Lender pursuant to Clause 4.1 (Conditions Precedent).

     "Le Manoir" means the Hotel known as Le Manoir aux Quat' Saisons, Oxfordshire, England.

     "Lender" means:

     (a)  the Original Lender; or

     (b) any bank, financial institution, trust, fund or other entity which has become a Party in accordance with Clause 23 (Changes to the Lender),

     which in each case has not ceased to be a Party in accordance with the terms of this Agreement.

     "LMA" means the Loan Market Association.

     "Loan" means a loan made or to be made under the Facility or the principal amount outstanding for the time being of that loan (in base currency).

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     "Luxembourg  Holdco"  means  Orient-Express  Luxembourg  Holdings  Sarl,  a company  registered  in  Luxembourg  as a SARL  ("societe a  responsibilite
     limitee")  with  the  company   registration  number  B.95.988  having  its
     registered office at 1, rue des Glacis, L-1628 Luxembourg, and a share capital of EUR12,500.

     "Lux GAAP" means generally accepted accounting principles in Luxembourg and the overall conventions, rules, and procedures that define accepted accounting practice in Luxembourg.

     "Manager" means Orient-Express Hotels UK Limited, a company incorporated in England and Wales with company number 016808767 or Venice Simplon-Orient-Express Limited, a company incorporated in England and Wales with company number 1551659 or another entity approved by the Lender.

     "Mandatory Cost" means the percentage rate per annum calculated by the Lender in accordance with Schedule 4 (Mandatory Cost Formulae).

     "Margin" means 0.90 per cent. per annum.

     "Material Adverse Effect" means a material adverse effect on:

     (a) the business operations, property, condition (financial or otherwise) or prospects of the European Group taken as a whole;

     (b) the ability of an Obligor to perform its obligations under the Finance Documents and (if applicable) the English Finance Documents; or

     (c) the validity or enforceability of the Finance Documents or the English Finance Documents or the rights or remedies of any Lender or Finance Party (as defined in the English Facility Agreement) under the Finance Documents or under the English Finance Documents respectively.

     "Month" means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

     (a) (subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

     (b) if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

     (c) if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

     The above rules will only apply to the last Month of any period.

     "Net Disposal Proceeds" has the meaning given to it in Clause 21.4(c) (Disposals).

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     "Obligors" means a Borrower or a Guarantor.

     "Original Financial Statements" means:

     (a) the audited consolidated financial statements of the Company for the financial year ending December 2005;

     (b) the unaudited financial statements of Lux Holdco for each of the financial year ending December 2004 and the financial year ending December 2005 prepared in accordance with Lux GAAP; and

     (c) in relation to each Original Obligor other than the Company, its financial statements (comprising a balance sheet and profit and loss account) for its financial year ended December 2005 prepared in accordance with US GAAP together with confirmation from Deloitte, following completion of an agreed procedure, that each of these financial statements are accurately extracted from the audited consolidated financial statements of the Company for the financial year ended December 2005."

     which were delivered to the Lender pursuant to Clause 4.1 (Conditions precedent).

     "Participating Member State" means any member state of the European Communities that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Community relating to Economic and Monetary Union.

     "Party" means a party to this Agreement.

     "Permitted Payment" means a payment to any person provided that when such payment is made no Event of Default or English Event of Default is continuing or would result from the making of such payment.

     "Portuguese Obligors" means each of Reids, Lapa and Hoteis.

     "Quotation Day" means, in relation to any period for which an interest rate is to be determined the first day of that period unless market practice differs in the Relevant Interbank Market, in which case the Quotation Day will be determined by the Lender in accordance with market practice in the Relevant Interbank Market (and if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Day will be the last of those days).

     "Real Property" means:

     (a) any freehold, leasehold or immovable property (including the freehold and leasehold property specified in the Security Documents); and

     (b) any buildings, fixtures, fittings, fixed plant or machinery from time to time situated on or forming part of that freehold or leasehold property.

     "Receiver" means a receiver or receiver and manager or administrative receiver of the whole or any part of the Charged Property.

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     "Reference  Banks" means,  in relation to EURIBOR and  Mandatory  Costs the principal London offices of the Lender, Barclays Bank PLC and The Royal Bank of Scotland plc.

     "Reids" means Island Hotel (Madeira) Limited, a company registered in England and Wales with registration number 00328212.

     "Reids Palace" means the Hotel known as Reid's Hotel, located at Estrada Monumental, 139, Sao Martinho, Funchal, Madeira, Portugal.

     "Relevant Interbank Market" means the European interbank market.

     "Relevant Jurisdiction" means:

     (a) the jurisdiction of incorporation of each Obligor and each member of the European Group; and

     (b) the jurisdiction where any asset subject to or intended to be subject to the Transaction Security is situated;

     (c) the jurisdiction whose laws govern the perfection of any of the Security Documents; and

     (d) the jurisdiction where any Obligor or member of the European Group is conducting its business.

     "Repeating Representations" means each of the representations set out in Clauses 18.1 (Status) to 18.6 (Governing law and enforcement), Clause 18.9(a) (No default), Clause 18.12 (Pari passu ranking), Clause 18.13 (No proceedings pending or threatened), Clause 18.17 (Security), Clause 18.18 (Ranking) to Clause 18.22 (Intellectual Property), Clause 18.24 (Ownership of Obligors) and Clause 18.25 (Centre of main interests and establishments).

     "Report on Title" means each report on title or supplementary report on title or equivalent documents in the jurisdiction concerned prepared by the Company's legal counsel addressed to the Lender and relating to a Hotel, delivered pursuant to Clause 4.1 (Conditions precedent).

     "Residual Outstandings" means the amount of the outstanding payment commitments payable by an Obligor in connection with the Retained Security being, in respect of:

     (i)  Hotel Splendido Mare, (euro)7,269,354;

     (ii) Hotel Vittoria, (euro)1,809,074; and

     (iii) the Portofino  Car Park (as defined in Clause 21.11  (Acquisitions)),
          (euro)700,000.

     "Retained Security" means the Security existing as at the date of this Agreement granted by:

     (i) Hotel Splendido Srl in favour of Locafit S.p.A. with respect to Hotel Splendido Mare;

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     (ii) Orient-Express  Hotels  Italia  Srl in favour of Locafit  S.p.A.  with respect to the Hotel Vittoria; and

    (iii) Orient-Express Hotels Italia Srl in favour of Banca Nazionale del Lavoro S.p.A. with respect to the Portofino Car Park (as defined in Clause 21.11 (Acquisitions)).

     "Screen Rate" means the percentage rate per annum determined by the Banking Federation of the European Union for the relevant period, displayed on the appropriate page of the Telerate screen. If the agreed page is replaced or service ceases to be available, the Lender may specify another page or service displaying the appropriate rate after consultation with the Company.

     "Secured Obligations" means all obligations at any time due, owing or incurred by any Obligor to the Lender under the Finance Documents, whether present or future, actual or contingent (and whether incurred solely or jointly and whether as principal or surety or in some other capacity).

     "Security" means a mortgage, charge, pledge, lien, privilegio speciale or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

     "Security Documents" means each of the documents listed as being a Security Document in Schedule 9 (Security Documents) and each other document purporting to create Security in favour of the Lender.

     "Selection Notice" means a notice substantially in the form set out in Part II of Schedule 3 (Requests) given in accordance with Clause 9 (Interest Periods).

     "Specified Time" means a time determined in accordance with Schedule 7 (Timetables).

     "Subordination Deed" means the subordination deed entered into by, amongst others, the Company and each Obligor in form and substance satisfactory to the Lender.

     "Subsidiary" means in relation to any company or corporation, a company or corporation:

     (a) which is controlled, directly or indirectly, by the first mentioned company or corporation;

     (b) more than half the issued share capital or quotas of which is beneficially owned, directly or indirectly by the first mentioned company or corporation;

     (c) which is a Subsidiary of another Subsidiary of the first mentioned company or corporation;

     (d) in relation to the Borrowers, and to the extent not covered under paragraphs (a) to (c) above, controlled pursuant to article 2359 of the Italian Civil Code.

     and for this purpose, a company or corporation shall be treated as being controlled by another if that other company or corporation is able to direct its affairs and/or to control the composition of its board of directors or equivalent body.

     "TARGET" means Trans-European Automated Real-time Gross Settlement Express Transfer payment system.

     "TARGET Day" means any day on which TARGET is open for the settlement of payments in euro.

     "Tax" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

     "Transaction Security" means the Security created or expressed to be created in favour of the Lender pursuant to the Security Documents.

     "Transfer Certificate" means a certificate substantially in the form set out in Schedule 5 (Form of Transfer Certificate).

     "Transfer Date" means, in relation to a transfer, the later of:

     (a)  the proposed Transfer Date specified in the Transfer Certificate; and

     (b)  the date on which the Lender executes the Transfer Certificate.

     "Unpaid Sum" means any sum due and payable but unpaid by an Obligor under the Finance Documents.

     "US GAAP" means generally accepted accounting principles in the United States of America and the overall conventions, rules, and procedures that define accepted accounting practice in the United States of America.

     "Utilisation" means a utilisation of the Facility.

     "Utilisation Date" means the date of a Utilisation, being the date on which the relevant Loan is to be made.

     "Utilisation  Request" means a notice  substantially in the form set out in
     Part I of Schedule 3 (Requests).

     "Valuation" means the Initial Valuation or any valuation prepared by the Valuer in accordance with this Agreement.

     "Valuer" means CB Richard Ellis or such other valuer appointed by the Lender.

     "VAT" means value added tax as provided for in the Value Added Tax Act 1994 and any other Tax of a similar nature.

1.2  Construction

     (a) Unless a contrary indication appears any reference in this Agreement to:

          (i) any "Lender", the "Arranger", any "Obligor" or any "Party" shall be construed so as to include its successors in title, permitted assigns and permitted transferees;

          (ii) "assets" includes present and future properties, revenues and rights of every description;

         (iii) "Barclays Capital" is a reference to Barclays Capital, the investment banking division of Barclays Bank PLC;

          (iv) a "Finance  Document" or any other  agreement or  instrument is a
               reference  to  that  Finance   Document  or  other  agreement  or
               instrument as amended or novated;

          (v) "indebtedness" includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

          (vi) a "person" includes any person, firm, company, corporation, government, state or agency of a state or any association, trust or partnership (whether or not having separate legal personality) of two or more of the foregoing;

         (vii) a  "regulation"   includes  any   regulation,   rule,   official
               directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

        (viii) a provision of law is a reference to that provision as amended or re-enacted; and

          (ix) a time of day is a reference to London time.

     (b)  Section, Clause and Schedule headings are for ease of reference only.

     (c) Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

     (d) A Default (other than an Event of Default) is "continuing" if it has not been remedied or waived and an Event of Default is "continuing" if it has not been waived.

1.3  Currency Symbols and Definitions

     "$" and "dollars" denote lawful currency of the United States of America, "(pound)" and "sterling" denotes lawful currency of the United Kingdom and "EUR" "(euro)" and "euro" means the single currency unit of the Participating Member States.

1.4  Third party rights

     (a) Unless expressly provided to the contrary in a Finance Document a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act

          1999 (the "Third Parties Act") to enforce or to enjoy the benefit of any term of this Agreement save in the case of any Credit Support Provider who by virtue of its rights of subrogation will, in accordance with such rights and this Agreement, be entitled to enforce the terms of this Agreement.

     (b) Notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

1.5  Construction - Italian Terms

     In this agreement and, in relation to a member of the Group incorporated in Italy, a reference to:

     (a) a winding-up, administration or dissolution includes, without limitation, any liquidazione, procedura concorsuale (fallimento, concordato preventivo, amministrazione controllata, liquidazione coatta amministrativa, amministrazione straordinaria delle grandi imprese insolventi), cessione dei beni ai creditori, or any other similar proceedings;

     (b) a receiver, administrative receiver, administrator or the like includes, without limitation, a curatore, commissario giudiziale, liquidatore, or any other person performing the same function of each of the foregoing;

     (c)  a lease includes, without limitation, a contratto di locazione;

     (d) a matured obligation includes, without limitation, any credito liquido ed esigibile;

     (e) an Encumbrance includes, without limitation, any pegno, ipoteca, privilegio speciale (including the privilegio speciale created pursuant to Article 46 of the Italian Legislative Decree No. 385 of 1 September 1993 as amended from time to time), cessione del credito in garanzia, diritto reale di garanzia and any other garanzia reale or other transactions having the same effect as each of the foregoing. and

     (f) the right of withdrawal of any minority shareholders or quotaholders at any merger, includes a diritto di recesso.

                                    SECTION 2

                                  THE FACILITY

2.   THE FACILITY

     Subject to the terms of this Agreement, the Lender makes available to the Borrowers a term loan facility in an amount equal to (euro)190,000,000, which is made available to the Borrowers in the following amounts:

     (i)  to   Orient-Express   Hotels   Italia   Srl  a   maximum   amount   of
          (euro)182,000,000 less the amount of a Loan made to Byblos Srl pursuant to the terms of this Agreement;

     (ii) to Byblos Srl a maximum amount of (euro)25,600,000; and

     (iii) to Hotel Splendido Srl (euro)8,000,000.

3.   PURPOSE

3.1  Purpose

     Each Borrower  shall apply all amounts  borrowed by it towards  refinancing
     the  Existing   Facilities  and  the  general  corporate  purposes  of  the
     Borrowers.

3.2  Monitoring

     The Lender is not bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.   CONDITIONS OF UTILISATION

4.1  Initial conditions precedent

     No Borrower may deliver a Utilisation Request unless the Lender has received all of the documents and other evidence listed in Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Lender. The Lender shall notify the Company promptly upon being so satisfied.

4.2  Further conditions precedent

     (a) The Lender will only be obliged to make a Loan available to a Borrower if on the date of the Utilisation Request and on the proposed Utilisation Date:

          (i) no Default or English Default is continuing or would result from the proposed Loan;

          (ii) the amount specified in the Utilisation Request does not exceed the amount set out opposite the relevant Borrower's name in Clause 2 (The Facility) above; and

         (iii) the Repeating Representations to be made by each Obligor are true in all material respects.

4.3  Maximum number of Loans

     (a) A Borrower may not deliver a Utilisation Request if as a result of the proposed Utilisation more than eight Loans would be outstanding.

     (b) A Borrower may not request that a Loan be divided if, as a result of the proposed division, more than eight Loans would be outstanding.

                                    SECTION 3

                                   UTILISATION

5.   UTILISATION

5.1  Delivery of a Utilisation Request

     A Borrower may utilise the Facility by delivery to the Lender of a duly completed Utilisation Request not later than the Specified Time but in relation to the first Utilisation, not later than 9:30 a.m. two Business Days prior to the proposed first Utilisation Date.

5.2  Completion of a Utilisation Request

     (a) Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

          (i) the proposed Utilisation Date is a Business Day within the Availability Period;

          (ii) the amount of the Utilisation complies with Clause 5.3 (Amount); and

         (iii) the proposed Interest Period complies with Clause 9 (Interest Periods).

     (b)  Only one Loan may be requested by each Borrower.

5.3  Amount

     The amount of the proposed Loan must be in the relevant amount specified in Clause 2 (The Facility) or if less, the Available Facility.

                                    SECTION 4

                     REPAYMENT, PREPAYMENT AND CANCELLATION

6.   REPAYMENT

6.1  Repayment of Loans

     (a) Each Borrower shall repay the Loans made to it in full on the Final Maturity Date.

     (b)  No Borrower may reborrow any part of the Facility which is repaid.

7.   PREPAYMENT AND CANCELLATION

7.1  Illegality

     If,  at  any  time,  it  is or  will  become  unlawful  in  any  applicable
     jurisdiction   for  the  Lender  to  perform  any  of  its  obligations  as contemplated by this Agreement or to fund or maintain any Loan:

     (a) the Lender shall promptly notify the Company upon becoming aware of that event; and

     (b) upon the Lender notifying the Company, the Commitment will be immediately cancelled; and

     (c) each Borrower shall repay the Loans made to that Borrower on the last day of the Interest Period for each Loan occurring after the Lender has notified the Company or, if earlier, the date specified by the Lender in the notice delivered to the Company.

7.2  Illegality of Credit Support Provider

     (a) If at any time after the date of this Agreement it is or will become unlawful for a Credit Support Provider providing Credit Support in respect of the Facility to provide or leave outstanding its Credit Support on the terms agreed with the Lender, then the Lender may, promptly after becoming aware of the same, deliver to the Company a notice to that effect and:

          (i) the amount of the Lender's Commitment shall be reduced by an amount equal to the Affected Credit Support Provider's Proportion of that Commitment;

          (ii) the Company shall procure that each Borrower shall on such date as the Lender shall have specified:

               (A) repay a proportion of the Lender's participation in each Utilisation equal to the Affected Credit Support Provider's Proportion thereof; and

               (B) pay all accrued interest and other sums due on the amounts prepaid.

     (b)  In relation to an Affected Credit Support Provider to whom this Clause
          7.2 applies, on the events set out in paragraphs (i) and (ii) of paragraph (a) above occurring, the Lender may terminate the Credit Support provided by the Affected Credit Support Provider.

     (c) "Affected Credit Support Provider" means a Credit Support Provider which has been affected by any of the circumstances set out in Clause
          7.2 (Illegality of Credit Support Provider) or Clause 7.6 (Voluntary Prepayment of Loans).

     (d) "Affected Credit Support Provider's Proportion" means X in the following formula: X = P/C

          P = the principal amount of the Credit Support provided by the Affected Credit Support Provider in respect of the Facility;

          C = the Commitment of the Lender in respect of the Facility.

7.3  Change of control

     (a)  If there is a change of control of the Company  after the date of this
          Agreement:

          (i) the Company shall promptly notify the Lender upon becoming aware of that event;

          (ii) the Lender shall not be obliged to fund a Utilisation; and

         (iii) the Company and the Lender shall enter negotiations to determine on what terms, the Facility shall continue following a change of control of the Company after the date of the Agreement. If no agreement is reached after 30 days following the change of control of the Company, the Lender shall, by not less than three days' notice to the Company, cancel the Facility and declare all outstanding Loans, together with accrued interest and all other amounts accrued under the Finance Documents immediately due and payable, whereupon the Facility will be cancelled and all such outstanding amounts will become immediately due and payable.

     (b)  For the purpose of paragraph (a) above "control" means:

          (i) the power (whether by way of ownership of shares, quotas, proxy, contract, agency or otherwise) to:

                    (A) cast, or control the casting of, more than one-half of the maximum number of votes that might be cast at a general meeting of the Company; or

                    (B)  appoint  or  remove  all,  or  the  majority,   of  the
                         directors or other equivalent  officers of the Company;
                         or

                    (C) give directions with respect to the operating and financial policies of the Company which the directors or other equivalent officers of the Company are obliged to comply with; or

          (ii) the holding of more than one-half of the issued share capital or quotas of the Company (excluding any part of that issued share capital or quotas that carries no right to participate beyond a specified amount in a distribution of either profits or capital).

7.4  Voluntary cancellation

     At any time after the date falling 18 months and one day after the first Utilisation of the Facility, the Company may if it gives the Lender not less than five Business Days' (or such shorter period as the Lender may agree) prior notice, cancel the whole or any part (but, if in part, being an amount that reduces the Loan by a minimum amount of (euro)10,000,000) of the Available Facility.

7.5  Mandatory cancellation

     (a) The Facility shall, to the extent that it has not been utilised, be automatically cancelled on the expiry of the Availability Period.

     (b) Commitments shall also be cancelled, if applicable, in accordance with Clause 7.9 (Application of Prepayments).

7.6  Voluntary prepayment of Loans

     At any time after the date falling 18 months and one day after the first Utilisation of the Facility:

     (a) a Borrower to which a Loan has been made may, if it gives the Lender not less than five Business Days' (or such shorter period as the Lender may agree) prior notice, prepay the whole or any part of any Loan (but, if in part, being an amount that reduces the Loan by a minimum amount of (euro)10,000,000);

     (b) if, in respect of a Credit Support Provider providing Credit Support for the Facility:

          (i) any sum payable to the Lender by an Obligor in respect of payments made to or by such Credit Support Provider or a liability incurred by such Credit Support Provider is required to be increased under Clause 12 (Tax Gross-Up and Indemnities);

          (ii) the Lender claims indemnification from the Company with respect to a Credit Support Provider under Clause 12.3 (Tax Indemnity) or Clause 13.1 (Increased Costs); or

          (iii) the Lender notifies the Company of its Additional Cost Rate under paragraph 3 of Schedule 4 (Mandatory Cost Formulae),

          the Company may, whilst (in the case of paragraphs (i) and (ii) above) the circumstance giving rise to the requirement or indemnification continues or (in the case of paragraph (iii) above) that Additional Cost Rate is greater than zero, give the Lender notice of cancellation of the Commitment of the Lender by the Affected Credit Support Provider's Proportion thereof and its intention to procure the repayment of a proportion of its Loan, equal to the Affected Credit Support Provider's Proportion thereof;

     (c) on receipt of a notice referred to in paragraph (a) above, the Commitment shall immediately be cancelled in a proportion equal to a proportion of its Loan, equal to the Affected Credit Support Provider's Proportion thereof;

     (d) on the last day of each Interest Period which ends after the Company has given notice under paragraph (a) above (or, if earlier, the date specified by the Company in that notice), each Borrower to which a Loan is outstanding shall repay its Loan in a proportion equal to the Affected Credit Support Provider's Proportion thereof.

7.7  Mandatory Prepayment on a Hotel Disposal

     (a) On completion of a Hotel Disposal in relation to a Hotel the relevant Borrower shall prepay and cancel the Loans in the following amounts (subject to Clause 7.9 (Application of Prepayment)):

         ------------------------------------- ---------------------------------
               Description of Disposal         Amount to be  applied  in
                                               prepayment  of a Loan
         ------------------------------------- ---------------------------------
         The first Hotel Disposal to occur    100% of the Allocated Debt Amount
         after the date of this Agreement.     of  the Hotel the
                                               subject of the Hotel Disposal.
         ------------------------------------- ---------------------------------
         The second Hotel Disposal to occur    115% of the Allocated Debt Amount
         after the date of this Agreement.     of the Hotel the
                                               subject of the Hotel Disposal.
         ------------------------------------- ---------------------------------
         The third Hotel Disposal to occur     120% of the Allocated Debt Amount
         after the date of this Agreement.     of the Hotel the
                                               subject of the Hotel Disposal.
         ------------------------------------- ---------------------------------
         The fourth or any subsequent Hotel    125% of the Allocated Debt Amount
         Disposal to occur after the date of   of the Hotel the subject of the
         this Agreement.                       Hotel Disposal.
         ------------------------------------- ---------------------------------

     (b) For the avoidance of doubt, reference in the table above to a Hotel Disposal is to a disposal of a Hotel or an English Hotel.

     (c) Where a Hotel Disposal takes the form of the direct or indirect sale of an Obligor that owns a Hotel, the Hotel owned by that Obligor shall for the purposes of clause 7.7(a) above be deemed the subject of the Hotel Disposal.

     (d) If completion of two or more Hotel Disposals takes place on the same day, the sale of the Hotel with the lowest Allocated Debt Amount shall be deemed to have been completed first, the sale of the Hotel with the next lowest Allocated Debt Amount shall be deemed to have completed next, and so on.

     (e) If completion of a Hotel Disposal does not take place on the last day of an Interest Period, the proceeds of that Hotel Disposal shall be paid to an account specified by the Lender on which the Lender shall have sole signing rights and all amounts credited to that account shall be applied by the Lender to prepay the

          Loans on the last day of the Interest Period in which that Hotel Disposal was made.

     (f) On completion of a Hotel Disposal in relation to an English Hotel, the Borrowers shall prepay and cancel the Loans (in accordance with Clause
          7.9 (Application of Prepayments)) in the amount by which the Allocated Debt Amount for that English Hotel exceeds the amount of the English Loans that fall to be prepaid as a result of that Hotel Disposal pursuant to Clause 8.6 (Mandatory Prepayment on a Hotel Disposal) of the English Facility Agreement.

7.8  Mandatory Prepayment

     (a) If an Event of Default or English Event of Default is continuing and in accordance with Clause 21.7 (Insurance), the Lender may by notice to the Company require the Borrowers to prepay the Loans in an aggregate amount (subject to Clause 7.9 (Application of Prepayments)) equal to the proceeds of any Insurances Policies paid to, or for the account of, any Obligor or otherwise in respect of any Hotel.

     (b) If required by Clause 21.25(b) (Conditions Subsequent), the Borrowers shall prepay the Loans in an amount equal to that required under Clause 21.25(b) (Conditions Subsequent) and subject to Clause 7.9 (Application of Prepayments).

7.9  Application of Prepayments

     (a)  Subject to  paragraph  (c) below,  amounts to be prepaid  pursuant  to
          Clause  7.7  (Mandatory   Prepayment  on  a  Hotel  Disposal)  or  7.8
          (Mandatory Prepayment) shall be applied as follows:

          (i) first, in prepayment of any Loans owed by a Borrower that is the owner of the Hotel, or the Hotel owning company, that is the subject of the relevant Hotel Disposal or in relation to which the proceeds of Relevant Insurances have been paid; and

          (ii) secondly, in prepayment of the remaining Loans (as selected by the Company or, failing selection, as selected by the Lender).

          If the amount available to be prepaid pursuant to 7.9(a)(i) or 7.9(a)(ii) above exceeds the amount outstanding under the Loans, the provisions of Clause 8.9 (Application of Prepayments) of the English Facility Agreement shall apply regarding any prepayment by a Borrower under the English Facility Agreement of the English Loans.

     (b) Subject to paragraph (c) below, the Commitments shall be cancelled by the aggregate amount by which any Loan is prepaid pursuant to paragraph (a) above.

     (c) The Borrower may elect not to prepay a Loan pursuant to Clause 7.7 (Mandatory Prepayment on a Hotel Disposal) provided that:

          (i) no Event of Default or English Event of Default would arise as a result of such prepayment;

          (ii) the Company delivers to the Lender a Compliance Certificate confirming that the financial covenants set out in Clause 20.2 (Financial condition) shall continue to be met for the twelve months immediately following the prepayment; and

         (iii) an English Loan is repaid in an amount not less than an amount equal to that which a Borrower would have been required to pay to the Lender pursuant to Clause 7.7 (Mandatory Prepayment on a Hotel Disposal) if this clause 7.9(c) did not apply, by a Borrower under the English Facility Agreement.

     (d) For the avoidance of doubt, no Obligor is under an obligation to repay an English Loan.

7.10 Restrictions

     (a) Any notice of cancellation or prepayment given by any Party under this Clause 7 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

     (b) Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

     (c)  No Borrower may reborrow any part of the Facility which is prepaid.

     (d) The Borrowers shall not repay or prepay all or any part of the Loans or cancel all or any part of the Commitment except at the times and in the manner expressly provided for in this Agreement.

     (e) No amount of the Facility cancelled under this Agreement may be subsequently reinstated.

                                    SECTION 5

                              COSTS OF UTILISATION

8.   INTEREST

8.1  Calculation of interest

     The rate of interest on each Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

     (a)  Margin;

     (b)  EURIBOR; and

     (c)  Mandatory Cost, if any.

8.2  Payment of interest

     On the last day of each Interest Period, the Borrowers shall pay accrued interest on the Loan to which that Interest Period relates (and, if the Interest Period is longer than three Months, on the dates falling at three Monthly intervals after the first day of the Interest Period).

8.3  Default interest

     (a) If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (b) below, is one per cent higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Lender (acting reasonably). Any interest accruing under this Clause 8.3 shall be immediately payable by the Obligor on demand by the Lender.

     (b) If any overdue amount consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period relating to that Loan:

          (i) the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and

          (ii) the rate of interest applying to the overdue amount during that first Interest Period shall be one per cent. higher than the rate which would have applied if the overdue amount had not become due.

8.4  Notification of rates of interest

     The Lender shall promptly notify the Company of the determination of a rate of interest under this Agreement.

9.   INTEREST PERIODS

9.1  Selection of Interest Periods

     (a) A Borrower (or the Company on behalf of a Borrower) may select an Interest Period for a Loan in the Utilisation Request for that Loan or (if the Loan has already been borrowed) in a Selection Notice.

     (b) Each Selection Notice for a Loan is irrevocable and must be delivered to the Lender by the Borrower (or the Company on behalf of a Borrower) not later than the Specified Time.

     (c) If a Borrower (or the Company) fails to deliver a Selection Notice to the Lender in accordance with paragraph (b) above, the relevant Interest Period will be one Month.

     (d) Subject to this Clause 9, a Borrower (or the Company) may select an Interest Period of one, two or three Months or any other period agreed between the Company and the Lender.

     (e) An Interest Period for a Loan shall not extend beyond the Final Maturity Date.

     (f) Each Interest Period for a Loan shall start on the Utilisation Date or (if already made) on the last day of its preceding Interest Period.

9.2  Non-Business Days

     If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

9.3  Consolidation and division of Loans

     (a) Subject to paragraph (b) below, if two or more Interest Periods end on the same date, those Loans will, unless that Borrower (or the Company on its behalf) specifies to the contrary in the Selection Notice for the next Interest Period, be consolidated into, and treated as, a single Loan on the last day of the Interest Period.

     (b) Subject to Clause 4.3 (Maximum number of Loans) and Clause 5.3 (Currency and amount), if a Borrower (or the Company on its behalf) requests in a Selection Notice that a Loan be divided into two or more Loans, that Loan will, on the last day of its Interest Period, be so divided into the amounts specified in that Selection Notice, being an aggregate amount equal to the Loan immediately before its division.

10.  CHANGES TO THE CALCULATION OF INTEREST

10.1 Absence of quotations

     Subject to Clause 10.2 (Market disruption), if EURIBOR is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation by the Specified Time on the Quotation Day, the applicable EURIBOR shall be determined on the basis of the quotations of the remaining Reference Banks.

10.2 Market disruption

     (a) If a Market Disruption Event occurs in relation to a Loan for any Interest Period, then the rate of interest on that Loan for the Interest Period shall be the percentage rate per annum which is the sum of:

          (i)  the Margin;

          (ii) the rate notified to the Company by the Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to the Lender of funding that Loan from whatever source it may reasonably select; and

         (iii) the Mandatory Cost, if any.

     (b)  In this Agreement "Market Disruption Event" means:

          (i) at or about noon on the Quotation Day for the relevant Interest Period the Screen Rate is not available and none or only one of the Reference Banks supplies a rate to the Lender to determine EURIBOR for euro and Interest Period; or

          (ii) the Lender determines that the cost to it of obtaining matching deposits in the Relevant Interbank Market would be in excess of EURIBOR.

10.3 Alternative basis of interest or funding

     (a) If a Market Disruption Event occurs and the Lender or the Company so requires, the Lender and the Company shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest.

     (b) Any alternative basis agreed pursuant to paragraph (a) above shall, with the prior consent of the Lender and the Company be binding on all Parties.

10.4 Break Costs

     Each Borrower shall, within five Business Days of demand by the Lender, pay to the Lender its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by that Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.

11.  FEES

11.1 Arrangement fee

     The Borrowers shall pay to the Arranger (as defined in the English Facility Agreement) an arrangement fee in the amount and at the times agreed in a Fee Letter.

11.2 Facility Fee

     The Borrowers shall pay to the Lender a facility fee in the amount and at the times agreed in a Fee Letter.

                                    SECTION 6

                         ADDITIONAL PAYMENT OBLIGATIONS

12.  TAX GROSS-UP AND INDEMNITIES

12.1 Definitions

     (a)  In this Agreement:

          "Tax Credit" means a credit against, relief or remission for, or repayment of any Tax.

          "Tax Deduction" means a deduction or withholding for or on account of Tax from a payment under a Finance Document.

          "Tax Payment" means either the increase in a payment made by an Obligor to a Lender under Clause 12.2 (Tax gross-up) or a payment under Clause 12.3 (Tax indemnity).

     (b) Unless a contrary indication appears, in this Clause 12 a reference to "determines" or "determined" means a determination made in the absolute discretion of the person making the determination.

12.2 Tax gross-up

     (a) Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law, in which case the sum payable by such Obligor (in respect of which such deduction or withholding is required to be made) shall be increased to the extent necessary to ensure that the Lender receives a sum net of any withholding or deduction equal to the sum which it would have received had no such deduction or withholding been made or required to be made provided that an Obligor is not required to make an increased payment to the Lender under this Clause 12.2 for a Tax Deduction in respect of Tax imposed by Italy from any payment to be made, if on the date on which the payment falls due, the payment could have been made to the Lender without a Tax Deduction if the Lender was an Italian Qualifying Lender, but on that date the Lender is not or has ceased to be an Italian Qualifying Lender other than as a result of any change after the date it became the Lender under this Agreement in (or in the interpretation, administration, or application of) any law, or any published practice or concession of any relevant taxing authority.

     (b) In consideration of the Lender having the ability pursuant to Clause 25 (Credit Support Providers) to request persons to provide Credit Support, the Obligors acknowledge that, according to market practice, any such arrangement would require any payment thereunder to be made free and clear of any withholding Taxes. Accordingly, the Obligors agree that if the Lender is required to make any deduction or withholding of Tax from any sum payable by it to any Credit Support Provider under the terms upon which any Credit Support is made available to the Lender, the Company shall upon demand of the Lender pay to the Lender such amount as may be necessary to ensure that upon payment by the Lender to such Credit Support Provider, the Credit Support Provider will actually have received a net amount equal to the full amount which it would have received had such sum not been made subject to such deduction or withholding provided that no amount shall be payable under this sub-clause (b) if such deduction or withholding is required to be made as a result of the failure of any Credit Support Provider to cooperate with the Lender in the timely completion of any procedural requirements (including the accurate and timely completion and provision of the relevant forms, including the self-declaration provided for by Art. 7, Paragraph 2, Lett. A, of Italian legislative decree No. 239 of 1 April 1996 as amended) which are necessary for the Lender to make such relevant payments without a deduction or withholding.

     (c) The Company shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Lender accordingly.

     (d) If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

     (e) Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Lender evidence reasonably satisfactory to the Lender that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

12.3 Tax indemnity

     (a) The Company shall (within three Business Days of demand by the Lender) pay to the Lender an amount equal to the loss, liability or cost which the Lender determines will be or has been (directly or indirectly) suffered for or on account of Tax by the Lender or any Credit Support Provider in respect of a Finance Document or any Credit Support.

     (b)  Paragraph (a) above shall not apply:

          (i)  with respect to any Tax assessed on the Lender or Credit  Support
               Provider:

               (A) under the law of the jurisdiction in which that Lender or Credit Support Provider is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Lender or Credit Support Provider is treated as resident for Tax purposes; or

               (B) under the law of the jurisdiction in which the Lender's Facility Office or Credit Support Provider's facility office, is located in respect of amounts received or receivable in that jurisdiction,

               if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by the Lender or the Credit Support Provider; or

          (ii) to the extent a loss, liability or cost:

               (A) is compensated for by an increased payment under Clause 12.2 (Tax gross-up); or

               (B) would have been compensated for by an increased payment under Clause 12.2 (Tax gross-up) but was not so compensated solely because the exclusion in the proviso to paragraph (a) or (b) of Clause 12.2 (Tax gross-up) applied.

12.4 Tax Credit

     (a)  If an Obligor makes a Tax Payment and the Lender determines that:

          (i) a Tax Credit is attributable either to an increased payment of which that Tax Payment forms part, or to that Tax Payment; and

          (ii) that Lender has obtained, utilised and retained that Tax Credit,

          the Lender shall pay an amount to the Obligor which it determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor.

     (b) The Lender shall take reasonable steps to procure that each Credit Support Provider which provides it with Credit Support shall be under an obligation to the Lender, mutatis mutandis, the same as the Lender's obligation under sub-clause 12.4 (a) and the Lender agrees that it shall take all reasonable steps to ensure that each Credit Support Provider complies with its obligations in relation to such amount (subject to receipt by the Lender to its reasonable satisfaction of an indemnity from the Company in relation to any material costs and expenses to be incurred by the Lender in relation thereto) and that any amount it receives pursuant to such obligation of such Credit Support Provider shall be promptly paid to the relevant Obligor, net of any Taxes payable by the Lender in relation to such amount.

12.5 Stamp Taxes

     The Company shall pay and, within ten Business Days of demand, indemnify the Lender against any cost, loss or liability that the Lender or any Credit Support Provider incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of, or in order to register or enforce any Finance Document or any document under which Credit Support is provided.

12.6 Value added tax

     (a) All amounts set out, or expressed to be payable under a Finance Document or any document under which Credit Support is provided by any Party to a Lender which (in whole or in part) constitute the consideration for VAT purposes shall be deemed to be exclusive of any VAT which is chargeable on such supply, and accordingly, subject to paragraph (b) below, if VAT is chargeable on any supply made by any Lender (each a "Supplier") to any Party under a Finance Document, that Party shall pay to that Supplier (in addition to and at the same time as paying the consideration) an amount equal to the amount of the VAT

          (and Lender shall procure that the Supplier shall promptly provide an appropriate VAT invoice to such Party).

     (b) Where a Finance Document requires any Party to reimburse a Supplier for any costs or expenses, that Party shall also at the same time pay and indemnify that Supplier against all VAT incurred by that Supplier in respect of the costs or expenses to the extent that that Supplier reasonably determines that neither it nor any other member of any group of which it is a member for VAT purposes is entitled to credit or repayment from the relevant Tax authority in respect of the VAT.

13.  INCREASED COSTS

13.1 Increased costs

     (a) Subject to Clause 13.3 (Exceptions) the Company shall, within ten Business Days of a demand by the Lender, pay the Lender (for the account of the Lender or any Credit Support Provider) the amount of any Increased Costs incurred by the Lender or any of its Affiliates or any Credit Support Provider as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation or (ii) compliance with any law or regulation made after the date of this Agreement.

     (b)  In this Agreement "Increased Costs" means:

          (i) the Lender or any Credit Support Provider is unable to obtain the rate of return on its capital which it would have been able to obtain but for the Lender or that Credit Support Provider entering into or assuming or maintaining a commitment or performing its obligations under the Finance Documents or, as the case may be, any Credit Support;

          (ii) the Lender or any Credit Support Provider incurs a cost as a result of the Lender's or, as the case may be, such Credit Support Provider's entering into or assuming or maintaining a commitment or performing its obligations under the Finance Documents or, as the case may be, Credit Support; or

         (iii) there is any increase in the cost to the Lender of funding or maintaining the Utilisations or any Unpaid Sum or there is any increase in the cost to any Credit Support Provider of performing its obligations under any Credit Support, which is incurred or suffered by the Lender or any of its Affiliates or any Credit Support Provider or any of their Affiliates to the extent that it is attributable to the Lender or any Credit Support Provider having entered into its commitment or funding or performing its obligations under any Finance Document or any document under which any Credit Support is provided (respectively).

13.2 Increased cost claims

     (a)  The  Lender  shall  notify  the  Non-Italian  Security  Holder and the
          Company as soon as reasonably practicable upon becoming aware of circumstances arising in relation to, and of its intention to make, a claim pursuant to Clause 13.1 (Increased Costs) providing details of the event giving rise to such claim.

     (b) The Lender shall, as soon as reasonably practicable after the notification described in sub-clause (a), provide to the Non-Italian Security Holder and the Company a certificate confirming the amount of any claim pursuant to Clause 13.1 (Increased Costs).

13.3 Exceptions

     (a) Clause 13.1 (Increased costs) does not apply to the extent any Increased Cost is:

          (i) attributable to a Tax Deduction required by law to be made by an Obligor;

          (ii) compensated for by Clause 12.3 (Tax indemnity) (or would have been compensated for under Clause 12.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in paragraph (b) of Clause 12.3 (Tax indemnity) applied);

         (iii) compensated for by the payment of the Mandatory Cost; or

          (iv) attributable to (i) the wilful breach by the Lender or any Credit Support Provider of any law or regulation or of the Finance Documents or any documents pursuant to which Credit Support is provided or (ii) the wilful default or gross negligence of the Lender or any Credit Support Provider.

     (b) In this Clause 13.3, a reference to a "Tax Deduction" has the same meaning given to the term in Clause 12.1 (Definitions).

14.  OTHER INDEMNITIES

14.1 Currency indemnity

     (a) If any sum due from an Obligor under the Finance Documents (a "Sum"), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the "First Currency") in which that Sum is payable into another currency (the "Second Currency") for the purpose of:

          (i)  making or filing a claim or proof against that Obligor;

          (ii) obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

          that Obligor shall as an independent obligation, within ten Business Days of demand, indemnify the Lender to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

     (b) Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

14.2 Other indemnities

     The Company shall (or shall procure that an Obligor will), within ten Business Days of demand, indemnify the Lender against any cost, loss or liability incurred by the Lender as a result of:

     (a)  investigating any event which it reasonably believes is a Default;

     (b)  the occurrence of any Event of Default;

     (c) a failure by an Obligor to pay any amount due under a Finance Document on its due date;

     (d) funding, or making arrangements to fund, a Loan requested by a Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by the Lender alone);

     (e) a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by a Borrower or the Company; or

     (f)  acting or  relying on any  notice,  request  or  instruction  which it
          reasonably   believes  to  be  genuine,   correct  and   appropriately
          authorised.

14.3 Indemnity regarding Security

     Each Obligor shall promptly indemnify the Lender and every Receiver and Delegate against any cost, loss or liability incurred by the Lender, the holder of any Security or the beneficiary of any Security pursuant to the terms of any document under which Credit Support is provided or any agent appointed by the holder of any Security or any of them as a result of:

     (a) the taking, holding, protection or enforcement of the Transaction Security; or

     (b) the exercise of any of the rights, powers, discretions and remedies vested in the Lender and each Receiver and Delegate by the Security Documents.

15.  MITIGATION BY THE LENDER

15.1 Mitigation

     (a) The Lender shall, in consultation with the Company, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 7.1 (Illegality), Clause 7.2 (Illegality of Credit Support Provider), Clause 12 (Tax gross-up and indemnities), Clause 13 (Increased costs) or paragraph 3 of Schedule 4 (Mandatory Cost Formulae) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

     (b) Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.

     (c) The Lender shall take reasonable steps to procure that each Credit Support Provider which provides it with Credit Support shall be under an obligation to the Lender, mutatis mutandis, the same as the Lender's obligation under this Clause 15.1(a) (Mitigation) and the Lender agrees that it will, in consultation with the Company, take all reasonable steps (subject to receipt by the Lender to its reasonable satisfaction of an indemnity from the Company in relation to any material costs and expenses to be incurred by the Lender in relation thereto) to procure that the Credit Support Provider takes all reasonable mitigating action open to it.

15.2 Limitation of liability

     (a) The Company shall indemnify the Lender for all costs and expenses reasonably incurred by the Lender as a result of steps taken by it under Clause 15.1 (Mitigation).

     (b) The Lender is not obliged to take any steps under Clause 15.1 (Mitigation) if, in the opinion of the Lender (acting reasonably), to do so might be prejudicial to it.

16.  COSTS AND EXPENSES

16.1 Transaction expenses

     The Borrowers shall promptly on demand pay the Lender the amount of all costs and expenses (including, but not limited to legal fees) reasonably incurred by it or by anyone acting under powers of attorney granted by the Lender, in connection with the negotiation, preparation, printing, execution, syndication and perfection of:

     (a) this Agreement and any other documents referred to in this Agreement and the Transaction Security; and

     (b)  any other Finance Documents executed after the date of this Agreement.

16.2 Amendment costs

     If an Obligor requests an amendment, waiver or consent, the Borrowers shall, within ten Business Days of demand, reimburse the Lender for the amount of all costs and expenses (including but not limited to legal fees) reasonably incurred by the Lender (or by any Receiver or Delegate of the Lender) in responding to, evaluating, negotiating or complying with that request or requirement. The Lender may make demand in relation to claims received by it from the Credit Support Providers or any agent acting on behalf of the Credit Support Providers, in respect of all reasonable costs and expenses incurred by any of them in responding to or complying with the request or requirement.

16.3 Enforcement and preservation costs

     The Borrowers shall, within ten Business Days of demand, pay to the Lender (and any Credit Support Provider which may be subrogated to the rights of the Lender under any Finance Document as a result of any payment made by such Credit Support Provider under any document under which any Credit Support is provided) the amount of all costs and expenses (including, but not limited to, legal and notarial fees), incurred by Lender, the CSP Agent (as may be defined in any document under which Credit Support is provided) or any Credit Support Provider in connection with the enforcement of, or the preservation of any rights under, any Finance Document, the Transaction Security or under any document referred to in any Finance Document (other than preservation and/or enforcement against the Lender or a Credit Support Provider) and any proceedings instituted by or against the Lender, the Non-Italian Security Holder or a Credit Support Provider, as a consequence of taking or holding the Transaction Security or enforcing these rights.

                                    SECTION 7

                                    GUARANTEE

17.  GUARANTEE AND INDEMNITY

17.1 Guarantee and indemnity

     Each Guarantor irrevocably and unconditionally jointly and severally:

     (a) guarantees to the Lender punctual performance by each Borrower of all that Borrower's obligations under the Finance Documents;

     (b) undertakes with the Lender that whenever a Borrower does not pay any amount when due under or in connection with any Finance Document, that Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

     (c) indemnifies the Lender immediately on demand against any cost, loss or liability suffered by the Lender if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal. The amount of the cost, loss or liability shall be equal to the amount which the Lender would otherwise have been entitled to recover. The validity of the guarantee provided in respect of one or more guaranteed obligation shall not affect the guarantee as a whole, the guarantee being in such case deemed as provided for the remainder of the guaranteed obligations.

17.2 Continuing guarantee

     This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

17.3 Reinstatement

     If any payment by an Obligor or any discharge given by the Lender (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is avoided or reduced as a result of insolvency or any similar event:

     (a) the liability of each Obligor shall continue as if the payment, discharge, avoidance or reduction had not occurred; and

     (b) the Lender shall be entitled to recover the value or amount of that security or payment from each Obligor, as if the payment, discharge, avoidance or reduction had not occurred.

17.4 Waiver of defences

     The obligations of each Guarantor under this Clause 17 will not be affected by an act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of its obligations under this Clause 17 (without limitation and whether or not known to it or the Lender) including:

     (a) any time, waiver or consent granted to, or composition with, any Obligor or other person;

     (b) the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the European Group;

     (c) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

     (d) any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

     (e) any amendment (however fundamental) or replacement of a Finance Document or any other document or security;

     (f) any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

     (g)  any insolvency or similar proceedings.

17.5 Immediate recourse

     Each Guarantor waives any right it may have of first requiring the Lender (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this Clause 17. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

17.6 Appropriations

     Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, the Lender (or any trustee or agent on its behalf) may:

     (a) refrain from applying or enforcing any other moneys, security or rights held or received by the Lender (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

     (b) hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of any Guarantor's liability under this Clause 17.

17.7 Deferral of Guarantors' rights

     Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Lender otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents:

     (a)  to be indemnified by an Obligor;

     (b) to claim any contribution from any other guarantor of any Obligor's obligations under the Finance Documents; and/or

     (c) to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Lender under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by the Lender.

17.8 Additional security

     This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by the Lender.

17.9 Cap on Guarantor's Obligations

     The obligations of each of the Guarantors incorporated under the laws of Italy under this Clause 17 (Guarantee and indemnity) shall not exceed
     (euro)380,000,000.

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                                    SECTION 8

               REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

18.  REPRESENTATIONS

     Each Obligor makes the representations and warranties set out in this Clause 18 to the Lender on the date of this Agreement.

18.1 Status

     (a) It is a corporation, duly incorporated and validly existing under the law of its jurisdiction of incorporation.

     (b) It and each of its Subsidiaries (which are not Excluded Subsidiaries) has the power to own its assets and carry on its business as it is being conducted.

18.2 Binding obligations

     The obligations expressed to be assumed by it in each Finance Document and each English Finance Document to which it is a party, are, subject to any general principles of law as at the date of this Agreement limiting its obligations which are specifically referred to in any legal opinion delivered pursuant to Clause 4 (Conditions of Utilisation) or Clause 24 (Changes to the Obligors), legal, valid, binding and enforceable obligations.

18.3 Non-conflict with other obligations

     The entry into and performance by it of, and the transactions contemplated by, the Finance Documents and the English Finance Documents to which it is a party, do not and will not conflict with:

     (a)  any law or regulation applicable to it;

     (b) its or any of its Subsidiaries' (which are not Excluded Subsidiaries) constitutional documents;

     (c) any agreement or instrument binding upon it or any of its Subsidiaries (which are not Excluded Subsidiaries) or any of its or any of its Subsidiaries (which are not Excluded Subsidiaries) assets;

18.4 Power and authority

     It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the English Finance Documents and the Finance Documents to which it is a party and the transactions contemplated by the Finance Documents and English Finance Documents.

18.5 Validity and admissibility in evidence

     All Authorisations required or desirable:

     (a) to enable it lawfully to enter into, exercise its rights and comply with its obligations in the English Finance Documents and the Finance Documents to which it is a party; and

     (b)  to make the English  Finance  Documents  and the Finance  Documents to
          which  it  is  a  party   admissible  in  evidence  in  each  Relevant
          Jurisdiction,

     have been obtained or effected and are in full force and effect.

18.6 Governing law and enforcement

     (a) The choice of governing law of each of the Finance Documents and the English Finance Documents to which it is a party, will be recognised and enforced in each Relevant Jurisdiction.

     (b) Any judgment obtained in England in relation to a Finance Document and the English Finance Documents to which it is a party, will be recognised and enforced in each Relevant Jurisdiction.

18.7 Deduction of Tax

     It is not required to make any deduction for or on account of Tax from any payment it may make under any Finance Document to an Italian Qualifying Lender.

18.8 No filing or stamp taxes

     Under the law of each Relevant Jurisdiction it is not necessary that the Finance Documents or the English Finance Documents to which it is a party be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar Tax be paid on or in relation to the Finance Documents or the English Finance Documents or the transactions contemplated by the Finance Documents or English Finance Documents, other than:

     (a)  registration under s.395 Companies Act 1985;

     (b) payment of Portuguese stamp duty in respect of the guarantees and security provided by Lapa and Hoteis under the Finance Documents under the Portuguese Stamp Duty Code, enacted by Law nr. 150/99 of September 11, 1999, as amended;

     (c)  registration  under s55 of Bermuda's  Companies  Act 1981, as amended;
          and

     (d)  payment of Imposta  Sostitutiva  on this Agreement and as regulated by
          Article 15 of Presidential Decree No. 601 of 29 September 1973.

18.9 No default

     (a) No Event of Default or English Event of Default is continuing or might reasonably be expected to result from the making of any Utilisation.

     (b) No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on it or any of its Subsidiaries (which are not Excluded Subsidiaries) or to which its or its Subsidiaries' (which are not Excluded Subsidiaries) assets are subject, and in each case which might have a Material Adverse Effect.

18.10 No misleading information

     (a) Any factual information provided by the Company or any member of the European Group for the purposes of the Information Memorandum was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated.

     (b) The financial projections contained in the Information Memorandum were prepared on the basis of recent historical information and on the basis of reasonable assumptions.

     (c) Nothing has occurred or been omitted from the Information Memorandum and no information has been given or withheld that results in the information contained in the Information Memorandum being untrue or misleading in any material respect as at the first Utilisation Date.

     (d) All written information (other than the Information Memorandum) supplied by the Company or any member of the European Group is true, complete and accurate in all material respects as at the date it was given and is not misleading in any respect.

18.11 Financial statements

     (a) Its Original Financial Statements were prepared in accordance with US GAAP or, in the case of the unaudited financial statements of Luxembourg Holdco, Lux GAAP, consistently applied.

     (b) In relation to its Original Financial Statements prepared under US GAAP, those Original Financial Statements present fairly in all material respects its financial condition and where applicable, the financial condition of its subsidiaries.

     (c) In relation to its Original Financial Statements prepared under Lux GAAP, present fairly in all material respects its financial condition and where applicable, the financial condition of its subsidiaries.

     (d) There has been no material adverse change in its business or financial condition (or the business or consolidated financial condition of the Group, in the case of the Company) since the date at which the Original Financial Statements were prepared.

18.12 Pari passu ranking

     Its payment obligations under the Finance Documents and the English Finance Documents to which it is a party, rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

18.13 No proceedings pending or threatened

     No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which, if adversely determined, might reasonably be expected to have a Material Adverse Effect have (to the best of its knowledge and belief) been started or threatened against it or any of its Subsidiaries save for proceedings commenced prior to the date of this Agreement relating to the building licences in respect of Hotel Caruso.

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




18.14 Environmental compliance

     Each member of the Group has performed and observed in all material respects all Environmental Law, Environmental Permits and all other material covenants, conditions, restrictions or agreements directly or indirectly concerned with any contamination, pollution or waste or the release or discharge of any toxic or hazardous substance in connection with any Real Property which is or was at any time owned, leased or occupied by any member of the Group or on which any member of the Group has conducted any activity where failure to do so might reasonably be expected to have a Material Adverse Effect.

18.15 Environmental Claims

     No Environmental Claim has been commenced or (to the best of its knowledge and belief) is threatened against any member of the Group where that claim would be reasonably likely, if determined against that member of the Group to have a Material Adverse Effect.

18.16 Taxation

     (a) It has duly and punctually paid and discharged all Taxes imposed upon it or its assets within the time period allowed without incurring penalties (save to the extent that (i) payment is being contested in good faith, (ii) it has maintained adequate reserves for those Taxes and (iii) payment can be lawfully withheld).

     (b)  It is not materially overdue in the filing of any Tax returns.

     (c) No claims are being or are reasonably likely to be asserted against it with respect to Taxes.

18.17 Security

     (a) No Security or other encumbrance exists over all or any of the present or future assets of any member of the European Group other than:

          (i)  any Security permitted under Clause 21.3 (Negative Pledge);

          (ii) the pre-emption right provided for by Law n.1089, of 1 June 1939 in favour of the Italian State on Villa San Michele; and

          (iii) the pre-emption right provided for by Law n.1089, of 1 June 1939 in favour of the Italian State on the Hotel Caruso.

     (b) No Security exists over all or any of the Company's assets expressed to be the subject of any Security under a Finance Document.

18.18 Ranking

     Subject to the reservations contained in the Legal Opinions, the Transaction Security has or will have first ranking priority and it is not subject to any prior ranking or pari passu ranking Security save for any Transaction Security granted by each of the Portuguese Obligors which shall rank behind the security granted on or about the date hereof to the Security Trustee (as defined in the English Facility Agreement).

18.19 Transaction Security

     Each Security Document to which it is a party validly creates the Security which is expressed to be created by that Security Document and evidences the Security it is expressed to evidence.

18.20 Title To Assets

     (a) It is the absolute sole legal and beneficial owner of, and has good and marketable title to, each of its assets which are expressed to be the subject of any Security created or expressed to be created under the Security Documents;

     (b) It has good, valid and marketable title to, or valid leases or licences of, and all appropriate and necessary Authorisations to use the assets, including its Hotels, necessary to carry on its business as presently conducted.

18.21 Shares

     The shares and quotas which are subject to the Transaction Security are fully paid and not subject to any option to purchase or similar rights other than as disclosed in the Original Financial Statements of the Company. The constitutional documents of companies whose shares or quotas are subject to the Transaction Security do not and could not restrict or inhibit any transfer of those shares or quotas on creation or on enforcement of the Transaction Security.

18.22 Intellectual Property

     It is not aware of any adverse circumstance relating to validity, subsistence or use of any of its Intellectual Property.

18.23 Group Structure

     The Group  Structure  Chart  delivered to the Lender  pursuant to Part I of
     Schedule 2 (Conditions Precedent) is true, complete and accurate as at the first Utilisation Date.

18.24 Ownership of the Obligors

     (a) Each Obligor (other than the Company) is directly or indirectly, a wholly-owned Subsidiary of the Company.

     (b) Hotel Splendido Srl owns 98.08 per cent of the shares in the issued share capital of HDC.

18.25 Centre of main interests and establishments

     It has its "centre of main interests" (as that term is used in Article 3(1) of The Council of the European Union Regulation No. 1346/2000 on Insolvency Proceedings (the "Regulation")) in its jurisdiction of incorporation;

18.26 Repetition

     The Repeating Representations are deemed to be made by each Obligor (by reference to the facts and circumstances then existing) on the date of each Utilisation Request and the first day of each Interest Period.

19.  INFORMATION UNDERTAKINGS

     The undertakings in this Clause remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

19.1 Financial statements

     The Company shall supply to the Lender:

     (a) as soon as the same become available, but in any event within 120 days after the end of each of its financial years:

          (i) its audited consolidated financial statements for that financial year; and

          (ii) the financial statements of each Obligor (other than the Company) for that financial year prepared in accordance with US GAAP together with confirmation from Deloitte, following completion of an agreed procedure, that each of these financial statements are accurately extracted from the audited consolidated financial statements of the Company for the corresponding financial year.

     (b) as soon as the same become available, but in any event within 45 days after the end of each quarter of its financial years:

          (i) its consolidated financial statements for that financial quarter; and

          (ii) the financial statements of each Obligor (save for the Company) for that financial quarter;

     (c) as soon as the same become available, but in any event within 45 days after the end of each quarter, management accounts of each Obligor for that period in such a form as to disclose with accuracy the financial position of the relevant Obligor which shall include the following information in respect of each such period:

          (i)  a profit and loss statement and balance sheet;

          (ii) details of income, occupancy levels, average room rates and Revpar achieved for each Hotel and English Hotel;

         (iii) details of capital expenditure at each Hotel and English Hotel;

          (iv) a cashflow statement;

          (v) a comparison, where appropriate, of all such information with the estimates, forecasts and projections in the then current Business Plan; and

          (vi) such other information as the Lender may, upon giving reasonable prior notice, reasonably require.

19.2 Compliance Certificate

     (a) The Company shall supply to the Lender within 60 days of each Quarter Day (as defined in Clause 20.1 (Financial Definitions) and, with each set of financial statements delivered pursuant to paragraph (a)(i) of Clause 19.1 (Financial Statements), a Compliance Certificate setting out (in reasonable  detail)  computations  as to  compliance  with  Clause  20
          (Financial Covenants) as at the date as at which those financial statements were drawn up.

     (b) Each Compliance Certificate shall be signed by two directors or senior officers of the Company one of which being the chief financial officer of the Company.

19.3 Requirements as to financial statements

     (a) Each set of financial statements delivered by the Company pursuant to Clause 19.1 (Financial statements) shall be certified by a director/officer of the relevant company as fairly presenting its financial condition in all material respects as at the date as at which those financial statements were drawn up.

     (b) The Company shall procure that each set of financial statements of an Obligor delivered pursuant to Clause 19.1 (Financial statements) is prepared using US GAAP and accounting practices and financial reference periods consistent with those applied in the preparation of the Original Financial Statements unless, in relation to any set of financial statements, it notifies the Lender that there has been a change in US GAAP or the accounting practices or reference periods and its auditors (or, if appropriate, the auditors of the Obligor) deliver to the Lender:

          (i) a description of any change necessary for those financial statements to reflect US GAAP, accounting practices and reference periods upon which that Obligor's Original Financial Statements were prepared; and

          (ii) sufficient information, in form and substance as may be reasonably required by the Lender, to enable the Lender to determine whether Clause 20 (Financial Covenants) has been complied with and make an accurate comparison between the financial position indicated in those financial statements and that Obligor's Original Financial Statements.

     (c) Any reference in this Agreement to those financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared.

19.4 Business Plan

     The Company shall supply to the Lender, prior to the start of each operating year, a business plan in a form approved by the Lender and which shall include the following information:

     (a) a projected profit and loss statement and balance sheet for each Obligor;

     (b) annual budgets including details of projected income, occupancy levels, average room rates and Revpar (the revenue per available room) to be achieved for each Hotel and details of projected capital expenditure for each Hotel;

     (c)  a projected cashflow statement for each Obligor;

     (d) projected calculations in relation to the financial undertakings set out in Clause 20.2 (Financial undertakings) for the next year;

     (e)  such other information as the Lender may reasonably require.

19.5 Information: miscellaneous

     The Company shall supply to the Lender (in sufficient copies as it so requests):

     (a) all documents of a non-routine nature dispatched by an Obligor (other than the Company) to its shareholders or quotaholders (or any class of them) or its creditors generally at the same time as they are dispatched;

     (b) promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against any member of the Group, and which might, if adversely determined, have a Material Adverse Effect; and

     (c) promptly, such further information regarding the financial condition, business and operations of any member of the Group as the Lender may reasonably require.

19.6 Notification of default

     (a) Each Obligor shall notify the Lender of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).

     (b) Promptly upon a request by the Lender, the Company shall supply to the Lender a certificate signed by two of its directors or senior officers on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

19.7 "Know your customer" checks

     If:

     (a) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

     (b) any change in the status or shareholders or quotaholders of an Obligor after the date of this Agreement; or

     (c) a proposed assignment or transfer by the Lender of any of its rights and obligations under this Agreement to a party that is not the Lender prior to such assignment or transfer,

     obliges the Lender (or, in the case of paragraph (iii) above, any prospective new Lender) to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of the Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Lender (for itself or, in the case of the event described in paragraph (iii) above, on behalf of any prospective new Lender) in order for the Lender or, in the case of the event described in paragraph (iii) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

20.  FINANCIAL COVENANTS

20.1 Financial definitions

     In this Clause 20:

     "Consolidated EBITDA" means, for a Relevant Period, Consolidated Profits before Interest and Tax before any amount attributable to the amortisation of intangible assets and depreciation of tangible assets.

     "Consolidated Net Finance Charges" means, in respect of any Relevant Period, the aggregate amount of the interest (including the interest element of leasing and hire purchase payments and capitalised interest), commission, fees, discounts and other finance payments payable by any member of the Group or the European Group (as applicable) after deducting any interest receivable by any member of the Group or the European Group (as applicable) on any deposit or bank account which is unencumbered (excluding encumbrances created by the Finance Documents).

     "Consolidated Profits before Interest and Tax" means, in respect of any Relevant Period, the consolidated net income of the Group or the European Group (as applicable) arising from the operation of the Hotels and the English Hotels before:

     (a)  any provision on account of taxation;

     (b) any interest, commission, discounts or other fees incurred or payable, received or receivable by any member of the Group or the European Group (as applicable) in respect of Indebtedness for Borrowed Money; and

     (c)  any items treated as exceptional or extraordinary items.

     "Consolidated Tangible Net Worth" means at any time the aggregate of the amounts paid up or credited as paid upon the issued ordinary share capital or quotas of the Company and the aggregate amount of the reserves of the Group, including:

     (a)  any amount credited to the share or quota premium account;

     (b)  any capital redemption reserve fund; and

     (c) any balance standing to the credit of the consolidated profit and loss account of the Group, which shall for the avoidance of doubt, provide details of any amount set aside for taxation, deferred taxation or bad debts;

     but deducting:

     (a) any debit balance on the consolidated profit and loss account of the Group;

     (b) (to the extent included) any amount shown in respect of goodwill (including goodwill arising only on consolidation) or other intangible assets of the Group;

     (c) any amount in respect of interests of non-Group members in Group subsidiaries;

     (d)  (to  the  extent   included)  any  amounts   arising  from  an  upward
          revaluation of assets made at any time after the date of the Original Financial Statements; and

     (e) any amount in respect of any dividend or distribution declared, recommended or made by any member of the Group to the extent payable to a person who is not a member of the Group and to the extent such distribution is not provided for in the most recent financial statements, and so that no amount shall be included or excluded more than once.

     "Indebtedness for Borrowed Money" means Financial Indebtedness save for any indebtedness for or in respect of paragraphs (g) and (h) of the definition of "Financial Indebtedness".

     "Quarter day" means the end of each financial quarter of the Company.

     "Relevant Period" means each period of twelve months ending on the last day of the Company's financial year and each period of twelve months ending on a Quarter Day.

20.2 Financial condition

     The Company undertakes to ensure that:

     (a)  Net Worth

          Consolidated Tangible Net Worth shall not at any time be less than US$450,000,000.

     (b)  Loans to Hotel Value

          the ratio of (x) the aggregate amount of the Loans and the English Loans outstanding to (y) the aggregate gross open market value of the Hotels which are the subject of the Security Documents and the English Hotels (excluding Hotel de la Cite) which are the subject of the English Security Documents as detailed in the Valuation most recently delivered to the Lender or the English Facility Agent, shall not at any time exceed 0.70:1;

     (c)  Interest Cover Ratio - European Group

          the  ratio  of   Consolidated   EBITDA  for  the  European   Group  to
          Consolidated Net Finance Charges for the European Group shall for each Relevant Period be equal to or greater than 2:1; and

     (d)  Interest Cover Ratio - Group

          the ratio of Consolidated EBITDA for the Group to Consolidated Net Finance Charges for the Group shall for each Relevant Period be equal to or greater than 1.50:1.

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




20.3 Financial testing

     The financial covenants set out in Clause 20.2 (Financial condition) shall be tested by reference to each of the financial statements and/or each Compliance Certificate delivered pursuant to Clause 19.2 (Compliance Certificate).

21.  GENERAL UNDERTAKINGS

     The undertakings in this Clause 21 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

21.1 Authorisations

     Each Obligor shall promptly obtain, comply with and do all that is necessary to maintain in full force and effect any Authorisation required under any law or regulation of the Relevant Jurisdictions to enable it to perform its obligations under the Finance Documents and the English Finance Documents and to ensure the legality, validity, enforceability or admissibility in evidence in each Relevant Jurisdiction of any Finance Document and any English Finance Document.

21.2 Compliance with laws

     Each Obligor shall comply in all respects with all laws to which it may be subject, if failure so to comply would materially impair its ability to perform its obligations under the Finance Documents and the English Finance Documents.

21.3 Negative pledge

     (a) No Obligor (other than the Company) shall create or permit to subsist any Security over any of its assets.

     (b) The Company shall not create or permit to subsist any Security over any of its assets expressed to be the subject of any Security under a Finance Document.

     (c)  No Obligor (other than the Company) shall:

          (i) sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by an Obligor or any other member of the Group;

          (ii) sell, transfer or otherwise dispose of any of its receivables on recourse terms;

         (iii) enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

          (iv) enter into any other preferential arrangement having a similar effect,

          in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

     (d)  Paragraphs (a) and (c) above do not apply to:

          (i) any netting or set-off arrangement entered into by any member of the European Group in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances;

          (ii) any lien arising by operation of law and in the ordinary course of trading;

         (iii) the Transaction Security or any Security granted pursuant to the terms of the English Facility Agreement; or

          (iv) any Security (including the Retained Security) granted to secure Financial Indebtedness permitted under 21.15(b)(v) provided that:

               (A) the assets subject to that Security or Retained Security are not included in any Valuation of any Hotel and are not subject to the Transaction Security; and

               (B)  the  aggregate  Financial   Indebtedness   secured  by  that
                    Security   and   Retained    Security    does   not   exceed
                    (euro)10,000,000;

               The amount of the Residual Outstandings only shall be taken into account when calculating the amount of the Financial Indebtedness secured by the Retained Security.

21.4 Disposals

     (a) (i) No Obligor (other than the Company) shall enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset (including any Hotel).

          (ii) The Company shall procure that no member of the European Group enters into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any English Hotel or the business calculated there from.

     (b) The Company shall not enter into a single transaction or a series of transactions (whether or not related) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset expressed to be the subject of any Security under a Finance Document.

     (c) Paragraph (a) above does not apply to any sale, lease, transfer or other disposal:

          (i) of an asset (not being a Hotel, English Hotel or Shares or quotas in any Obligor) made by an Obligor in the ordinary course of trading as a hotel owner;

          (ii) of an asset (not being a Hotel, English Hotel or Shares or quotas in any Obligor) in exchange for other assets comparable or superior as to type, value and quality or of other assets not required for the operating of the Hotels;

         (iii) of an asset (not being a Hotel, English Hotel or Shares or quotas in any Obligor) being sold, leased, transferred or otherwise disposed of in the ordinary course of trading where the higher of the arm's length market value or consideration receivable (when aggregated with the higher of the market value or consideration receivable for any other sale, lease, transfer or other disposal by the European Group, other than any permitted under paragraphs (i) and (ii) above) does not exceed
               (euro)500,000 (or its equivalent in another currency or currencies) in any financial year;

          (iv) any Hotel Disposal (other than a Hotel Disposal relating to an English Hotel) which has the prior written consent of the Lender, such consent not to be unreasonably withheld if no Event of Default is continuing and each of the following conditions is satisfied:

               (A) the Hotel Disposal is for market value and on arm's length terms and the consideration is payable in full at completion of the Hotel Disposal;

               (B) the Borrower gives not less than five Business Days' notice in writing to the Lender of the proposed Hotel Disposal; and

               (C) the proceeds of the Hotel Disposal (including any amount of debt that the purchaser has agreed to prepay), after deducting the reasonable costs incurred in relation to the Hotel Disposal (the "Net Disposal Proceeds") will be sufficient to pay:

                    (1) the amount of the Loan that falls to be prepaid pursuant to Clause 7.9 (Mandatory prepayment on a Hotel Disposal) and all related Break Costs and interest;

                    (2) all Tax that is or may become payable by any member of the Group as a result of the Hotel Disposal; and

               (D) the Net Disposal Proceeds of the Hotel Disposal will be applied in accordance with Clause 7.7 (Mandatory prepayment on a Hotel Disposal) on completion of the Hotel Disposal;

               (E) any prepayment and/or cancellation of the English Facility required by Clause 7.9 (Application of Prepayments) will be made;

               (F) the Company delivers to the Lender a Compliance Certificate confirming that the financial covenants set out in Clause 20 (Financial condition) shall continue to be met for the twelve months immediately following the Hotel Disposal; and

               (G) the Obligor making the Hotel Disposal delivers to the Lender a solvency certificate signed by two officers of that Obligor.

          (v) the grant of leases, licences or concessions of retail units at a Hotel (excluding any restaurants or casinos) on arms length terms in the ordinary course of trading;

          (vi) of any shares or quotas in any Excluded Subsidiary provided that the Lender is satisfied that the proceeds of such disposal will be sufficient to pay all Tax that is or may become payable by any member of the Group as a result of the disposal;

          (vii) of any shares held by Hotel Splendido Srl in HDC to Luxembourg Holdco provided that the Lender is satisfied that:

               (A) any Tax that is or may become payable by any member of the Group as a result of the transfer will be paid;

               (B) Security is granted at the cost of the Company to the Lender (in substantially the same form as the existing Security granted to the Lender) over the shares in HDC transferred to Luxembourg Holdco; and

               (C) the Lender receives a legal opinion and any other Authorisation, document or assurance which the Lender considers to be necessary or desirable in connection with the transfer and the new Security.

        (viii)  of  the  Portofino  Car  Park  (as  defined  in  Clause  21.11
               (Acquisitions)) by Orient-Express Hotels Italia Srl to Hotel Splendido Srl provided the Lender is satisfied that any Tax that is or may become payable by any member of the Group as a result of the disposal will be paid;

          (ix) of the freehold title to Hotel Caruso (and the associated debt, on terms satisfactory to the Lender) to Orient-Express Hotels Italia Srl and the subsequent lease back of Hotel Caruso to Byblos Srl provided that the Lender is satisfied that:

               (A) any Tax that is or may become payable by any member of the Group as a result of the transfer will be paid;

               (B) the Lender receives Security over the leases and such other Security as it requires so that the transfer does not weaken or prejudice the Security granted to the Lender over Hotel Caruso;

               (C) the Lender receives a legal opinion and any other Authorisation, document or assurance which the Lender considers to be necessary or desirable in connection with the transfer and any new Security; or

          (x)  any disposal effected pursuant to a Security Document.

21.5 Merger

     No Obligor shall (and the Company shall ensure that no other member of the European Group will) enter into any amalgamation, demerger, merger or corporate reconstruction.

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




21.6 Change of Business

     (a) The Company shall procure that no change is made to the general nature of the business of the Company or the European Group from that carried on at the date of this Agreement.

     (b) No Obligor shall change (or permit to be changed) the name or branding of any Hotel or English Hotel.

21.7 Insurance

     (a) Unless the Lender otherwise agrees in writing, the Company shall (and shall procure that the relevant Obligors shall):

          (i) insure and keep insured, with financially sound and reputable insurers, all the assets and business in a manner and on the basis as shall be no less than the insurances described in
               Schedule 10 (Minimum Insurance Requirements for the Company) and such other insurances as a prudent owner of a hotel would ordinarily maintain;

          (ii) punctually pay any premium, commission and any other amounts necessary for effecting and maintaining in force each Insurance Policy;

         (iii) promptly notify the relevant insurer of any claim by an Obligor under any policy written by that insurer and diligently pursue that claim;

          (iv) comply with all warranties under, and the terms of, each Insurance Policy;

          (v) not do or omit to do, or permit to be done or not done, anything which might prejudice an Obligor's right to claim or recover under any Insurance Policy; and

          (vi) not, rescind, terminate, cancel or cause an adverse material change to any Insurance Policy;

          provided always that if at any time and for any reason any insurance required to be maintained under this Agreement shall not be in full force and effect, the Lender shall then, or at any time while the same is continuing, be entitled (but not obliged) on its own behalf to procure such insurance at the expense of each Obligor and to take all such steps as it may consider expedient or necessary to ensure that any insurance required under this Agreement is effected.

     (b) Each Insurance Policy shall be on arm's length market terms and conditions acceptable to the Lender, and each Obligor undertakes that no change will be made to an Obligor's insurance program, which will result in cover less than specified with Schedule 10 (Minimum Insurance Requirements for the Company), without consultation and agreement in writing with the Lender.

     (c) On every Insurance Policy other than those applying in respect of legal liability of whatsoever kind on the part of the Company for injury, loss or damage occasioned to any party:

          (i)  the interest of the Lender shall be noted;

          (ii) funds in settlement of all claims in excess of $1,000,000 (or equivalent) shall be paid to the Lender, except to the extent that such amounts are to be paid in reimbursement of amounts expended in repair or replacement of the damage or costs insured in maintaining the business or are payable directly to third parties in payment for work completed in course of such repair or replacement;

         (iii) if an Event of Default or Italian Event of Default is continuing the Lender may by notice to the Company, require the relevant Obligor to settle a claim of insurance on the basis that the proceeds will not be applied in repair or replacement of the damage or costs incurred and any such proceeds of insurance paid to the Obligors shall be applied by the relevant Obligors in repayment of the Loans in accordance with Clause 7.8 (Mandatory Prepayments).

     (d) No Insurance Policy shall be cancelled or suspended by the Company or the insurer for any reason (including failure to renew the policy or to pay the premium or any other amount) unless the Lender and, in the case of expiration or if cancellation or suspension is initiated by the insurer, the Company receive at least thirty (30) days notice (but seven (7) days or such lesser period as the Lender may agree in respect of cancellation, suspension or termination in the event of war and kindred peril) prior to the effective date of termination, cancellation or suspension of that Insurance Policy.

     (e) The Lender may remit the proceeds of any insurance paid to it to the relevant Obligor to repair or replace the relevant damaged assets or if an Event of Default or English Event of Default is continuing apply the proceeds towards the repayment of all or any part of the Loans in accordance with clause 7.8 (Mandatory Prepayments).

     (f) Each Obligor shall use any insurance proceeds it receives (whether from Lender or directly from the insurers) for loss of or damage to any asset solely to replace or repair that asset unless that Obligor is required to apply the proceeds of the claim in repayment of the Loans in accordance with clause 7.8 (Mandatory Prepayments).

     (g) Unless the Lender agrees otherwise in writing, the Company shall provide to Lender the following:

          (i) as soon as possible after its occurrence, notice of any event of loss or damage which entitles an Obligor to claim for an aggregate amount exceeding $1,000,000 (or equivalent) under any one or more Insurance Policies;

          (ii) notice of any new  activities  in  relation  to the  Obligors  or
               Hotels  which  require   insurances  beyond  those  indicated  in
               Schedule 10 (Minimum Insurance Requirements for the Company);

         (iii) within 30 days of insurance program renewal, certification that the insurance program remains in place, as per Schedule 10 (Minimum Insurance Requirements for the Company); and

          (iv) any other information or documents on each Insurance Policy as the Lender may reasonably request from time to time.

21.8    Environmental Compliance

        Each Obligor shall (and the Company shall ensure that each member of the European Group will) comply in all material respects with all Environmental Law and obtain and maintain any Environmental Permits and take all reasonable steps in anticipation of known or expected future changes to or obligations under the same where failure to do so might reasonably be expected to have a Material Adverse Effect.

21.9 Environmental Claims

     The Company shall inform the Lender in writing as soon as reasonably practicable upon becoming aware of the same:

     (a) if any Environmental Claim has been commenced or (to the best of the Company's knowledge and belief) is threatened against any member of the Group; or

     (b) of any facts or circumstances which will or are reasonably likely to result in any Environmental Claim being commenced or threatened against any member of the Group,

     where the claim would be reasonably likely, if determined against that member of the Group, to have a Material Adverse Effect.

21.10 Taxation

     Each Obligor shall (and the Company shall ensure that each member of the Group will) duly and punctually pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties (expect to the extent that (a) such payment is being contested in good faith, (b) adequate reserves are being maintained for those Taxes and (c) where such payment can be lawfully withheld).

21.11 Acquisitions

     (a) No Obligor (other than the Company) shall acquire any company, business, assets or undertaking without the consent of the Lender.

     (b)  Paragraph (a) above does not apply:

          (i) to the acquisition of any company, business, assets or undertaking, if the amount of the acquisition cost, when aggregated with the aggregate acquisition cost of any other companies, business, assets or undertaking acquired by any Obligor (other than the Company) during that financial year is equal to or less than (euro)250,000;

          (ii) to the acquisition by a member of the European Group of any company, business, assets or undertakings from another member of the Group if the disposal of such company, business, assets or undertakings is permitted under clause 21.4 (Disposals);

         (iii) to the acquisition by Hotel Splendido Srl of Hotel Vittoria or Orient-Express Hotels Italia Srl or Hotel Splendido Srl of Splendido Mare to unwind the existing leasing arrangements with Locafit S.p.A.;

          (iv) to the acquisition by Hotel Splendido Srl of a car park located in Portofino, Italy (the "Portofino Car Park");

          (v) to the acquisition by Orient-Express Hotels Italia Srl or Hotel Cipriani Srl of the freehold property known as Palazzo Vendramin; and

          (vi) the acquisition by Hotel Splendido Srl of any shares issued in HDC and if Hotel Splendido Srl has transferred all of its shares in HDC to Luxembourg Holdco in accordance with Clause 21.4 (Disposals), the acquisition by Luxembourg Holdco of any shares in HDC which may be issued by HDC from time to time.

21.12   Loans and Guarantees

     (a) No member of the European Group shall make any loans, grant any credit or give any guarantee or indemnity to or for the benefit of any other person or otherwise voluntarily assume any liability, whether actual or contingent, in respect of any obligation of any person.

     (b)  Paragraph (a) above does not apply:

          (i) to the making of any loans, granting of any credit or giving of any guarantee or indemnity made by one member of the European Group to (or in respect of the obligations of) another member of the European Group in the ordinary course of business; or

          (ii) to a loan, granting of any credit or giving of any guarantee or indemnity made by a member of the European Group to another member of the Group provided that when such loan, granting of credit or giving of guarantee or indemnity is made no Event of Default is continuing or would result from the making of such loan, granting of credit or giving of guarantee or indemnity; or

         (iii) where the loan or granting of credit or giving of guarantee or indemnity is applied to pay a Secured Obligation.

21.13 Subordination of Loans

     (a) No member of the European Group shall pay any Financial Indebtedness arising under a loan permitted by Clause 21.12 (Loans and Guarantees).

     (b)  Paragraph (a) above does not apply:

          (i) to the payment of any Financial Indebtedness made by one member of the European Group to another member of the European Group in the ordinary course of business;

          (ii) to a Permitted Payment; or

          (iii) where the payment of the Financial Indebtedness is applied in payment of a Secured Obligation.

21.14 Dividends

     (a) No Obligor (other than the Company) shall pay, make or declare any dividend or other distribution to any of its members.

     (b)  Paragraph (a) above does not apply:

          (i)  to a Permitted Payment; or

          (ii) where the dividend or other distribution is made by an Obligor which is not Luxembourg Holdco and is applied in payment of a Secured Obligation.

21.15 Indebtedness

     (a) Each Obligor shall ensure that no member of the European Group shall incur, create or permit to subsist or have outstanding any Financial Indebtedness or enter into any agreement or arrangement whereby it is entitled to incur, create or permit to subsist any Financial Indebtedness.

     (b)  Paragraph (a) above does not apply to any Financial Indebtedness:

          (i)  arising under or permitted by the Finance Documents;

          (ii) any Financial Indebtedness between the Obligors if such Financial Indebtedness has been incurred on arm's length terms and is subordinated to the claims of the Lender on terms acceptable to the Lender;

         (iii) arising under the English Finance Documents;

          (iv) arising as result of any netting or set-off arrangement entered into by any member of the European Group in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances;

          (v) any secured Financial Indebtedness not exceeding (euro)10,000,000 in aggregate across the European Group; or

          (vi) any  other  unsecured   Financial   Indebtedness   not  exceeding
               (euro)30,000,000 in aggregate across the European Group.

     (c) The Obligors (other than the Company) shall not enter into any hire agreement, credit sale agreement, hire purchase agreement, conditional sale agreement or instalment sale and purchase agreement which is not a finance lease if this would cause the aggregate of the payments to be made by the Obligors (other than the Company) in respect of such agreements to exceed, in any financial year of the Company, an amount greater than (euro)1,000,000.

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21.16 Maintenance of Hotels

     (a) Each Obligor shall keep the Hotels (including all FF&E) in good and substantial repair and condition.

     (b) Without prejudice to paragraph (a), the Company shall procure that not less than 3% of the gross revenues of each Hotel is applied or reserved towards the renewal and replacement of FF&E at that Hotel.

21.17 Ranking Obligations

     Each Obligor shall ensure that its obligations under the Finance Documents rank at least pari passu with the claims of all of its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

21.18 Accounting Date

     No Obligor shall, without the consent of the Lender, change its accounting date.

21.19 Delivery of Declarations

     Each Obligor shall within any relevant time period laid down in any statute, law or regulation make all necessary declarations and deliver all necessary forms and documents required to be delivered to, filed with or registered with any governmental, statutory or other body or agency by it in connection with the Finance Documents and any of the transactions contemplated under the Finance Documents.

21.20 Valuations

     (a) The Company shall ensure that the Valuer prepares and delivers to the Lender a Valuation of each Hotel on the date falling 36 months after the date of this Agreement. The cost of each such Valuation will be borne by the Company.

     (b) the Lender may, at any other time, request the Valuer promptly to prepare and deliver to the Lender a Valuation of any Hotel as the Lender may direct and the cost of any such Valuation will be borne by the Lender unless:

          (i)  a Default is continuing;

          (ii) the Lender believes that it is reasonably likely that a Default will occur; or

         (iii) such  Valuation,   structural  survey  or  environmental  report
               discloses that an Event of Default is continuing,

          in which case the cost of any such Valuation, structural survey or environmental report will be borne by the Company.

21.21 Access

     Upon reasonable notice being given by the Lender to the Company, each Obligor shall permit the Lender and any person (being an accountant, creditor, solicitor, valuer or other professional adviser of the Lender) authorised by the Lender to have, at all reasonable times during normal business hours, access to the property, premises and accounting books and records of any Obligor and to such accounting books and records of the Manager.

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21.22 Hotel Substitutions

     The Company may request the Lender to permit:

     (a) the release of a Hotel, and the owner of that Hotel, from the Transaction Security; and/or

     (b)  the addition of a further hotel as a Hotel.

     Any such release or addition shall be subject to such conditions as the Lender shall reasonably require.

21.23 Arm's length terms

     Each Obligor shall ensure that all transactions conducted by a member of the European Group are on arm's length terms.

21.24 Hotel Authorisations

     Each Obligor shall promptly obtain, comply with and do all that is necessary to maintain in full force and effect any Licences and
     Authorisations required under any law or regulation of the Relevant Jurisdiction to enable it to use each of its assets and Hotels and to carry out its business conducted at its Hotel at the date of this Agreement.

21.25 Conditions subsequent

     (a)  The  Company  shall  deliver  to the  Lender by no later than 31 March
          2007:

          (i) a register of the fixed assets of each Hotel in sufficient detail to enable the grant of a privilegio speciale over the fixed assets of each Hotel;

          (ii) duly completed privilegio speciale in favour of the Lender over the fixed assets of each Hotel in form and substance satisfactory to the Lender; and

         (iii) evidence that Byblos Srl has obtained all necessary permits and licences to permit the occupation of 50 bedrooms at the Hotel Caruso.

     (b) If the Company has not delivered to the Lender the evidence required at clause 21.25(a)(iii) by 31 March 2007, the Lender, may request the Valuer promptly to prepare and deliver to the Lender a Valuation of the Hotel Caruso at the cost of the Company (the "Caruso Valuation"). If following receipt by the Lender of the Caruso Valuation, the ratio of (x) the aggregate amount of the Loans and the English Loans outstanding to (y) the aggregate gross open market value of the Hotels which are the subject of the Security Documents and the English Hotels (excluding Hotel de la Cite) which are the subject of the English Security Documents as detailed in the Caruso Valuation and the Valuations most recently delivered to the Lender for each of the other Hotels and the English Hotels (excluding Hotel de la Cite) (the "LTV Ratio") exceeds 0.70:1, the Company shall immediately prepay and cancel the Loans (subject to clause 7.9 (Application of Prepayments)) by an amount which, when so prepaid or deducted from the principal of the Loans then outstanding would result in the LTV Ratio being equal to or less than 0.70:1.



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22.  EVENTS OF DEFAULT

     Each of the events or circumstances set out in this Clause 22 is an Event of Default.

22.1 Non-payment

     An Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place and in the currency in which it is expressed to be payable unless:

     (a)  its failure to pay is caused by administrative or technical error; and

     (b)  payment is made within three Business Days of its due date.

22.2 Financial covenants, indebtedness and security

     Any requirement of Clause 20 (Financial covenants) is not satisfied or any Obligor does not comply with any provision of Clause 21.3 (Negative Pledge) to Clause 21.7 (Insurance), Clause 21.11 (Acquisitions), Clause 21.12
     (Loans and guarantees) to Clause 21.15 (Indebtedness), Clause 21.17 (Ranking Obligations) and Clause 21.25 (Conditions subsequent).

22.3 Other obligations

     An Obligor does not comply with any provision of the Finance Documents (other than those referred to in Clause 22.1 (Non-payment) and Clause 22.2 (Financial covenants, Indebtedness and security)) and such failure, if capable of remedy is not remedied within 20 Business Days after the earlier of the Lender giving notice to the Company or the Company becoming aware of the failure to comply.

22.4 Misrepresentation

     Any representation or statement made or deemed to be made by an Obligor in the Finance Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made.

22.5 Cross default

     (a) Any Financial Indebtedness of any member of the European Group is not paid when due nor within any originally applicable grace period.

     (b) Any Financial Indebtedness of any member of the European Group is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

     (c) Any commitment for any Financial Indebtedness of any member of the European Group is cancelled or suspended by a creditor of any member of the European Group as a result of an event of default (however described).

     (d) Any creditor of any member of the European Group becomes entitled to declare any Financial Indebtedness of any member of the European Group due and payable prior to its specified maturity as a result of an event of default (however described).

     (e) In relation to any Financial Indebtedness which is not incurred under or in connection with the English Facility Agreement, no Event of Default will occur

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          under  this  Clause  22.5 if the  aggregate  amount of such  Financial
          Indebtedness or commitment for such Financial Indebtedness falling within paragraphs (a) to (d) above is less than (euro)12,500,000 (or its equivalent in any other currency or currencies).

22.6 Insolvency

     (a) The Company or a member of the European Group is unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness or has lost its creditworthiness.

     (b) The Company or any member of the European Group which conducts business in France is in a state of cessation des paiements, or any member of the European Group becomes insolvent for the purpose of any insolvency law.

     (c) The value of the assets of the Company or the European Group is less than its liabilities (taking into account contingent and prospective liabilities).

     (d) A moratorium is declared in respect of any indebtedness of any member of the European Group or the Company.

22.7 Insolvency proceedings

     Any corporate action, legal proceedings, petition or other procedure or step is taken in relation to:

     (a) the filing of insolvency proceedings, suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration, reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) or similar proceedings commenced against the Company or any member of the European Group other than a solvent liquidation or reorganisation of any member of the European Group which is not an Obligor including, in relation to Luxembourg Holdco, a "faillite", a "concordant preventif de faillite", a "gestion controlee", a "liquidation judiciaire" or a "dissolution";

     (b) a composition, compromise, assignment or arrangement with any creditor of the Company or any member of the European Group;

     (c) the appointment of a liquidator (other than in respect of a solvent liquidation of a member of the European Group which is not an Obligor), receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of the Company or any member of the European Group (including, in relation to Luxembourg Holdco, a "commissaire a la gestion controlee", a "liquidateur" or a "liquidateur judiciaire", and "administrateur judiciaire", a "curateur") or any of its assets;

     (d) enforcement of any Security over any assets of any member of the European Group;

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




     (e) the Company or any member of the European Group commences proceedings for conciliation in accordance with articles L.611-4 to L.611-15 of the French Code de Commerce; or

     (f) a judgement for sauvegarde, redressement judiciaire, cession totale de l'entreprise or liquidation judiciaire is entered in relation to the Company or any member of the European Group under articles L.620-1 to L.670-8 of the French Code de Commerce, or any analogous procedure or step is taken in any jurisdiction.

22.8 Creditors' process

     Any expropriation, attachment, sequestration, distress or execution affects any asset or assets of a member of the European Group or any asset of the Company the subject of the Transaction Security or, if that asset is considered by the Lender not to be material in the context of the assets of the European Group, such, expropriation, attachment, sequestration, distress or execution is not discharged fully within 30 days.

22.9 Unlawfulness

     It is or becomes unlawful for an Obligor to perform any of its obligations under the Finance Documents or any Transaction Security created or expressed to be created or evidenced by the Security Documents ceases to be effective.

22.10 Repudiation

     An Obligor repudiates a Finance Document or any of the Transaction Security or evidences an intention to repudiate a Finance Document or any of the Transaction Security.

22.11 Transaction Security

     (a) Any Obligor fails to perform or comply with any of the obligations assumed by it in the Security Documents.

     (b) At any time any of the Transaction Security is or becomes unlawful or is not, or ceases to be legal, valid, binding or enforceable or otherwise ceases to be effective.

     (c) At any time, any of the Transaction Security fails to have first ranking priority or is subject to any prior ranking or pari passu ranking Security.

22.12 Ownership of the Obligors

     Any Obligor ceases to be directly or indirectly a wholly-owned subsidiary of the Company other than by reason of a Hotel Disposal permitted by this Agreement.

22.13 Compulsory Purchase

     Any part or interest of an Obligor in a Hotel is compulsorily purchased or is otherwise nationalised or otherwise expropriated which, in the opinion of the Lender, shall have a Material Adverse Effect.

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22.14 Material Damage

     Any part of a Hotel is destroyed or damaged which in the opinion of the Lender, shall have a Material Adverse Effect.

22.15 Material adverse change

     Any event or circumstance occurs which the Lender reasonably believes might have a Material Adverse Effect.

22.16 Business

     Any Obligor ceases, or threatens to cease, to carry out the business carried out by it as on the date of this Agreement, other than by reason of a Hotel Disposal.

22.17 Acceleration

     On and at any time after the occurrence of an Event of Default which is continuing the Lender may:

     (a)  cancel the Commitments whereupon they shall immediately be cancelled;

     (b) declare that all or part of the Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable; and/or

     (c) declare that all or part of the Loans be payable on demand, whereupon they shall immediately become payable on demand by the Lender; and/or

     (d) exercise, or direct the Lender to exercise, any or all of its rights, remedies and powers under any of the Finance Documents.

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                                    SECTION 9

                               CHANGES TO PARTIES

23.  CHANGES TO THE LENDER

23.1 Assignments and transfers by the Lenders

     Subject to this Clause 23, a Lender (the "Existing Lender") may:

     (a)  assign any of its rights; or

     (b)  transfer by novation any of its rights and obligations,

     to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the "New Lender"), provided that the New Lender is resident in Italy for Tax purposes and can lawfully carry on lending activity in Italy.

23.2 Conditions of assignment or transfer

     (a) The consent of the Company is required for an assignment or transfer by an Existing Lender, unless the assignment or transfer is to another Lender or an Affiliate of a Lender or an Event of Default is continuing.

     (b) The consent of the Company to an assignment or transfer must not be unreasonably withheld or delayed. The Company will be deemed to have given its consent five Business Days after the Existing Lender has requested it unless consent is expressly refused by the Company within that time.

     (c) The consent of the Company to an assignment or transfer must not be withheld solely because the assignment or transfer may result in an increase to the Mandatory Cost.

     (d)  An assignment will only be effective on:

          (i) receipt by the Lender of written confirmation from the New Lender (in form and substance satisfactory to the Lender) that the New Lender will assume the same obligations as it would have been under if it was the Original Lender; and

          (ii) performance by the New Lender of all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to such assignment to a New Lender, the completion of which the New Lender shall promptly notify to the Existing Lender.

     (e)  A transfer  will only be effective if the  procedure set out in Clause
          23.5 (Procedure for transfer) is complied with.

     (f)  If:

          (i) a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

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          (ii) as a  result  of  circumstances  existing  at the  date  that the assignment, transfer or change occurs, an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 12 (Tax gross-up and indemnities) or Clause 13 (Increased costs), then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred.

     (g) It is expressly agreed that the transfer referred to in Clause 23.1(b) will be made under English Law and shall not, in any way, entail or be construed as novation under French Law.

23.3 Assignment or transfer fee

     The New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Lender a fee of (euro)2,000.

23.4 Limitation of responsibility of Existing Lenders

     (a) Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

          (i) the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents, the Transaction Security or any other documents;

          (ii) the financial condition of any Obligor;

         (iii) the performance and observance by any Obligor of its obligations under the Finance Documents or any other documents; or

          (iv) the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

          and any representations or warranties implied by law are excluded.

     (b)  Each New Lender confirms to the Existing Lender that it:

          (i) has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and

          (ii) will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

     (c)  Nothing in any Finance Document obliges an Existing Lender to:

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




          (i) accept a re-transfer from a New Lender of any of the rights and obligations assigned or transferred under this Clause 23; or

          (ii) support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Finance Documents or otherwise.

23.5 Procedure for transfer

     (a) Subject to the conditions set out in Clause 23.2 (Conditions of assignment or transfer) a transfer is effected in accordance with paragraph (c) below when the Lender executes an otherwise duly completed Transfer Certificate delivered to it by the New Lender. The Lender shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

     (b) The New Lender shall only be obliged to execute a Transfer Certificate once it is satisfied that it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to the transfer to it.

     (c)  On the Transfer Date:

          (i) to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents and in respect of the Transaction Security each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and in respect of the Transaction Security and their respective rights against one another shall be cancelled (being the "Discharged Rights and Obligations");

          (ii) each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;

          (iii) the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves and in respect of the Transaction Security as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Existing Lender shall be released from further obligations under the Finance Documents; and

          (iv) the New Lender shall become a Party as a "Lender".

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23.6 Copy of Transfer Certificate to Company

     The New Lender shall, as soon as reasonably practicable after it has executed a Transfer Certificate, send to the Company acting for itself and as agent for the Obligors a copy of that Transfer Certificate.

23.7 Disclosure of information

     Any Lender may disclose to any of its Affiliates and any other person:

     (a) to (or through) whom that Lender assigns or transfers (or may potentially assign or transfer) all or any of its rights and obligations under this Agreement;

     (b) with (or through) whom that Lender enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, this Agreement or any Obligor; or

     (c) to whom, and to the extent that, information is required to be disclosed by any applicable law or regulation,

     any information about any Obligor, the Group and the Finance Documents as that Lender shall consider appropriate.

24.  CHANGES TO THE OBLIGORS

     No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

25.  CREDIT SUPPORT PROVIDERS

25.1 Credit Support

     The obligations of the Obligors owed to the Lender under this Agreement or any other Finance Document may be in part or in whole guaranteed and supported through contractual arrangements with persons, not being members of the Group, to provide Credit Support. The Obligors acknowledge and agree to the Lender entering into any such contractual arrangements and acknowledge that the existence of the possibility to receive Credit Support has been material to the decision of the Lender to enter into this Agreement and the other Finance Documents and to make available the Facility.

25.2 Subrogation

     Each Obligor acknowledges and agrees (generally and also for the purposes of Article 1201 of the Italian Civil Code and without prejudice to the rights contemplated under Article 1949 of the Italian Civil Code) that in the event of, and following, any payment or discharge by any Credit Support Provider (including a payment or discharge by way of set-off) under any Credit Support, such Credit Support Provider shall, but only following the service of a notice pursuant to Clause 22.17 (Acceleration):

     (a) be entitled forthwith on demand to recover from such Obligor by way of indemnity any amounts so paid or discharged; and

     (b) in relation to the amount so paid or discharged, be subrogated to any and all the rights, claims and remedies of the Lender against such Obligor, whether arising

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          under the Finance  Documents  or  otherwise  and to all of the rights, claims, remedies and terms of the Lender to the Security Documents.

     (c)  The rights of indemnity and  subrogation set out in sub-clause (a) and
          (b) of this Clause 25.2 are in addition to, and without prejudice to, any other rights to which a Credit Support Provider may be entitled.

     (d) It is agreed and acknowledged that all rights of indemnity and subrogation to which a Credit Support Provider is entitled in relation to any Credit Support provided by it may be subject to contractual arrangements entered into by such Credit Support Provider with other Credit Support Providers.

25.3 Credit Support Provider Reliance

     Each Obligor acknowledges and agrees that a Credit Support Provider may rely upon the provisions of this clause when agreeing to provide Credit Support.

26.  RELEASES

     Upon a disposal of any of the Charged Property:

     (a) pursuant to the enforcement of the Transaction Security by a Receiver or the Lender; or

     (b)  if that disposal if permitted under the Finance Documents,

     the Lender shall (at the cost of the Obligors) release that property from the Transaction Security or the Transaction Security given by that Obligor and execute any release of the Transaction Security or other claim over that asset or Obligor and to issue any certificates of non-crystallisation of floating charges that may be required or desirable.

27.  CONDUCT OF BUSINESS BY THE LENDER

     No provision of this Agreement will:

     (a) interfere with the right of the Lender to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

     (b) oblige the Lender to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

     (c) oblige the Lender to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

                                   SECTION 10

                                 ADMINISTRATION

28.  PAYMENT MECHANICS

28.1 Payments to the Lender

     (a) On each date on which an Obligor is required to make a payment under a Finance Document, that Obligor shall make the same available to the Lender (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Lender as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

     (b) Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to euro in Milan) with such bank as the Lender specifies.

28.2 Payments to the Obligors

     (a) On each date on which this Agreement requires an amount to be paid by the Lender, the Lender shall make the same available to the relevant Obligor in such funds and to such account with such bank as that Obligor shall specify from time to time.

     (b) A payment will be deemed to have been made by the Lender on the date on which it was required to be made under this Agreement if the Lender has, on or before that date, taken steps to make that payment in accordance with the regulations or operating procedures of the clearing system used by the Lender in order to make the payment.

28.3 Distributions to an Obligor

     The Lender may (with the consent of the Obligor or in accordance with Clause 29 (Set-off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

28.4 Partial payments

     (a) If the Lender receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Lender shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order:

          (i) first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Lender (including of any Receiver or Delegate) under the Finance Documents (including without limitation sums incurred in connection with the realisation or enforcement of all or any part of the Transaction Security);

          (ii) secondly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under this Agreement;

         (iii) thirdly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

          (iv) fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

     (b) The Lender may vary the order set out in paragraph (b) to (d) of sub-clause 28.4(a) above.

     (c) Sub-clauses 28.4(a) and 28.4(b) above will override any appropriation made by an Obligor.

28.5 No set-off by Obligors

     All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

28.6 Business Days

     (a) Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

     (b) During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

28.7 Currency of account

     (a) Subject to paragraphs (b) to (e) below, euro is the currency of account and payment for any sum due from an Obligor under any Finance Document.

     (b) Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

     (c) Any amount expressed to be payable in a currency other than euro shall be paid in that other currency.

28.8 Change of currency

     (a) Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

          (i) any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Lender (after consultation with the Company); and

          (ii) any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Lender (acting reasonably).

     (b) If a change in any currency of a country occurs, this Agreement will, to the extent the Lender (acting reasonably and after consultation with the Company) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Interbank Market and otherwise to reflect the change in currency.

29.  SET-OFF

     The Lender may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by the Lender) against any matured obligation owed by the Lender to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Lender may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

30.  NOTICES

30.1 Communications in writing

     Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

30.2 Addresses

     The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

     (a)  in the case of the Company, that identified with its name below;

     (b) in the case of each Lender or any other Obligor, that notified in writing to the Lender on or prior to the date on which it becomes a Party; and

     (c)  in the case of the Lender, that identified with its name below,

     or any substitute address or fax number or department or officer as the Party may notify to the Lender (or the Lender may notify to the other Parties, if a change is made by the Lender) by not less than five Business Days' notice.

30.3 Delivery

     (a) Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

          (i)  if by way of fax, when received in legible form; or

          (ii) if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address,

          and, if a particular department or officer is specified as part of its address details provided under Clause 30.2 (Addresses), if addressed to that department or officer.

     (b) Any communication or document to be made or delivered to the Lender will be effective only when actually received by the Lender and then only if it is expressly marked for the attention of the department or officer identified with the Lender's signature below (or any substitute department or officer as the Lender shall specify for this purpose).

     (c) Any communication or document made or delivered to the Company in accordance with this Clause will be deemed to have been made or delivered to each of the Obligors.

30.4 Notification of address and fax number

     Promptly upon receipt of notification of an address and fax number or change of address or fax number pursuant to Clause 30.2 (Addresses) or changing its own address or fax number, the Lender shall notify the other Parties.

30.5 English language

     (a) Any notice given under or in connection with any Finance Document must be in English.

     (b) All other documents provided under or in connection with any Finance Document must be:

          (i)  in English; or

          (ii) if not in English, and if so required by the Lender, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

31.  CALCULATIONS AND CERTIFICATES

31.1 Accounts

     In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by the Lender are prima facie evidence of the matters to which they relate.

31.2 Certificates and Determinations

     Any certification or determination by the Lender of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

31.3 Day count convention

     Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice.

32.  PARTIAL INVALIDITY

     If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

33.  REMEDIES AND WAIVERS

     No failure to exercise, nor any delay in exercising, on the part of the Lender, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

34.  AMENDMENTS AND WAIVERS

     Any term of the Finance Documents may be amended or waived only with the consent of the Lender and the Obligors and any such amendment or waiver will be binding on all Parties.

35.  COUNTERPARTS

     Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

                                   SECTION 12

                          GOVERNING LAW AND ENFORCEMENT

36.  GOVERNING LAW

     This Agreement is governed by English law.

37.  ENFORCEMENT

37.1 Jurisdiction of English courts

     (a) The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) (a "Dispute").

     (b) The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

     (c) This Clause 37.1 is for the benefit of the Lender only. As a result, the Lender shall not be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Lender may take concurrent proceedings in any number of jurisdictions.

37.2 Service of process

     Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in England and Wales):

     (a) irrevocably appoints Orient-Express Services Limited as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

     (b) agrees that failure by an agent for service of process to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

                                   SCHEDULE 1

                              THE ORIGINAL PARTIES

Name of Borrower                               Registration number (or              Relevant Jurisdiction
                                               equivalent, if any)
1.   Orient-Express Hotels Italia Srl          Registered with the Companies'       Italy
                                               Register of Genoa under no.
                                               09613190157

2.   Byblos Srl                                Registered with the                  Italy
                                               Companies' Register of
                                               Florence under No.
                                               05494971004

3.   Hotel Splendido Srl                       Registered with the Companies'       Italy
                                               Register of Genoa under no.
                                               00510280100


Name of Guarantor                              Registration number (or              Relevant Jurisdiction
                                               equivalent, if any)

1.   Orient-Express Hotels Ltd.                EC13215                              Bermuda

2.   Orient-Express Luxembourg
     Holdings Sarl                             B.95.988                             Luxembourg

3.   Orient-Express Hotels Italia Srl          Registered with the Companies'       Italy
                                               Register of Genoa under no.
                                               09613190157

4.   Villa San Michele Srl                     Registered                           Italy
                                               with the Companies'
                                               Register of Florence under No.
                                               00546220484

5.   Byblos Srl                                Registered with the                  Italy
                                               Companies' Register of
                                               Florence under No.
                                               05494971004

6.   Hotel Cipriani Srl                        Registered with the Companies'       Italy
                                               Register of Venice under No.
                                               00311530273

7.   Hotel Splendido Srl                       Registered with the Companies'       Italy
                                               Register of Genoa under no.
                                               00510280100

8.   Blanc Restaurants Limited                 01728000                             England and Wales

9.   Island Hotel (Madeira) Limited            00328212                             England and Wales

                                       74



10.  Reid's Hoteis Lda                         5272                                 Portugal

11.  Hotelapa Investimento Hoteleiro, S.A.     65864                                Portugal

                                   SCHEDULE 2

                              CONDITIONS PRECEDENT

1.   Obligors: Corporate Documents

     (a) A copy of the constitutional documents (including a certificate of good standing, or similar, from the Registrar of Companies, if applicable) of each Obligor.

     (b) A copy of a resolution of the board of directors (or of the shareholders, if applicable) of each Obligor:

          (i) approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;

          (ii) authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

         (iii) authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request and Selection Notice) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.

     (c) A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above.

     (d) As required by the constitutional documents of each Guarantor and/or as required by the laws of the jurisdiction of incorporation of that Guarantor, a copy of a resolution signed by all the holders of the issued shares or quotas in each Guarantor (other than the Company and Luxembourg Holdco), approving the terms of, and the transactions contemplated by, the Finance Documents to which the Guarantor is a party.

     (e) A certificate of the Company (signed by a director or officer) confirming that borrowing or guaranteeing, as appropriate, the Commitments would not cause any borrowing, guaranteeing or similar limit binding on any Obligor to be exceeded.

     (f) A certificate of an authorised signatory of the relevant Obligor, certifying that each copy document relating to it specified in Part I of this Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

     (g) Evidence that all consents and authorisations (including corporate, regulatory, shareholder and quotaholder consent) required by an Obligor in connection with the Finance Documents have been obtained.

     (h) The Group Structure Chart certified by the Company as being true at the date of this Agreement.

     (i) Where a Finance Document is signed on behalf of an Obligor by a person other than a director of that Obligor, a copy of a power of attorney by each Original Obligor:

          (i) appointing a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

          (ii) appointing a specified person or persons, on it behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.

2.   Finance Documents and Security Documents

     Confirmation from the Lender that it has received:

     (a)  the Finance Documents duly executed by the parties thereto;

     (b) all title deeds and/or equivalent local documents relating to each Hotel; and

     (c) an undertaking from the Company's legal counsel to pay all appropriate registration dues for registering the Security in the appropriate land register or confirmation from the Company that the Lender may retain from the proceeds of the first Loan made under this Agreement an amount equal to the same;

     together with all documents required under the Security Documents to be delivered with them and evidence that be perfection formalities relating to the Security Documents have been or will be satisfied.

3.   The Hotels

     In relation to each Hotel located in England and Wales:

     (a) The results of Land Registry (or any other relevant property or commercial registers) searches in favour of the Lender on the appropriate forms against all of the registered titles comprising the Hotels and in the case of Le Manoir, not giving less than ten Business Days' priority beyond the date that Le Manoir became subject to the terms of the relevant Finance Documents and showing no adverse entries.

     (b) An undertaking from the Company's legal counsel to use reasonable endeavours to satisfy any requisitions raised by the Land Registry or any other relevant property or commercial registry, without delay in connection with the application to register: the Security created in respect of each Hotel under the Finance Documents (including the applications to enter on the proprietorship register of Le Manoir the restriction against dealings and the obligation to make further advances);

     (c) Appropriate land registry application forms duly completed (including Form RX1 and CH2) and accompanied by the necessary stamp duty land tax certificates, land registry fees (including any related fees) and funds for applicable stamp duty.

     (d) Notice of charge relating to each Hotel signed on behalf of the relevant Obligor including a request to the recipient of the notice, that it be returned to Clifford Chance LLP as counsel to the Lender, and if a relevant registration fee is required by the appropriate recipient then a cheque for such amount is to be provided within a reasonable time.

     (e) All deeds, documents and ancillary papers relating to the Hotels including counterpart leases, licences, and any other deeds or documents necessary or desirable to assist the Lender to enforce the Transaction Security.

     In relation to each Hotel located in Portugal:

     (a) An opinion from the solicitors to the Guarantors registered in Portugal certifying title and ownership of the Hotels located in Portugal.

     (b) Land Registry and Tax Registry (or any other relevant property or commercial registers) certificates in respect of all the registered titles comprising Lapa Palace and Reid's Palace, showing no adverse entries.

     (c) Appropriate provisional mortgage registration filings filed up to the date hereof in respect of all of the registered titles comprising Lapa Palace and Reid's Palace in favour of the Lender.

     (d) An undertaking from the Company's legal counsel to use reasonable endeavours to satisfy any requisitions raised by the Land Registry or any other relevant property or commercial registry, without delay in connection with the application to register the Security created in respect of each Hotel under the Finance Documents.

     (e) Appropriate Land Registry application forms duly completed in a proper for to enable the registration of the mortgages over all the registered titles comprising Lapa Palace and Reid's Palace and accompanied by the necessary documentation, land registry fees (including any related fees) and funds for applicable stamp duty.

     (f) All deeds, documents and ancillary papers relating to the Hotels including counterpart leases, licences, and any other deeds or documents necessary or desirable to assist the Non-Italian Security Holder to enforce the Transaction Security.

     In relation to each Hotel located in Italy, a report from an Italian notary appointed by the Lender certifying title and ownership of the Hotels located in Italy.

4.   Legal Opinions

     (a) A legal opinion of Clifford Chance LLP, legal advisers to the Lender in England, which can be relied upon by the Lender.

     (b) If (i) an Obligor is incorporated in a jurisdiction other than England and Wales, or (ii) any asset which is purported to be subject to the Transaction Security is located or subject to the laws of a jurisdiction other than England and Wales, a legal opinion of the legal advisers to the Lender which can be relied upon by the Lender in the Relevant Jurisdiction, substantially in the form distributed to the Lender prior to signing this Agreement.

5.   Shares

     (a) A copy of the register of members (or equivalent document for any Relevant Jurisdictions) of each member of the European Group, whose shares or quotas are subject to or expressed to be subject to the Transaction Security.

     (b)  Evidence that the entire issued share capital or quotas of:

          (i)  Byblos Srl has been  transferred  to Orient Express Hotels Italia
               Srl;

          (ii) Blanc Restaurants Limited has been transferred to Luxembourg Holdco;

         (iii) Hotelapa Investimento Hoteleiro S.A. has been transferred to Luxembourg Holdco;

          (iv) Reid's Hoteis Lda has been transferred to Luxembourg Holdco,

          and confirmation that all necessary company law requirements in connection with such transfers have been met.

     (c) All share certificates, share registries, blank signed pre-stamped stock transfer forms (if required or convenient in the relevant jurisdiction) and all notices required by the Security Documents.

6.   Insurance

     A letter from the Company's insurance broker which can be relied upon by the Lender confirming that:

          (i) the insurance for the European Group at the date of this Agreement is at the level acceptable to the Lender for the business carried out by the European Group;

          (ii) the insurance arrangement comply with the requirements of the Finance Documents; and

         (iii) all premiums due and payable by the Obligors in respect of the insurance arrangements have been paid.

7.   Financials

     (a) A copy of detailed profit projections and cash flows forecasts for the Hotels for three years from the Utilisation Date, in a format agreed by the Lender and confirmed as reasonable by the Valuer.

     (b)  The Original Financial Statements.

     (c) The historic financial statements of the Company and Luxembourg Holdco, including, for the Company the audited financial statements for the year ending 31 December 2004.

     (d)  The Business Plan for the current operating year.

     (e) A pro-forma reporting format for the management accounts which are required to be delivered pursuant to Clause 19.1(c) (Financial Statements) of the Facility Agreement.

8.   Hotel due diligence

     (a) The Initial Valuation evidencing a gross aggregate value of the Hotels and the English Hotels of not less than (euro)390,785,500.

     (b) A Report on Title for (or any equivalent for any Relevant Jurisdiction) each Hotel together with confirmation that all licences and consents required by the Obligors in connection with the business carried out on the Hotels have been obtained and are in full force and effect as at the date of this Agreement.

9.   Release documents

     (a) An effective discharge of all Security (other than the Retained Security subsisting at the date of this Agreement) affecting the Hotels and Obligors (if any) or an undertaking regarding the release of such Security by the Company's English legal counsel. In the case of Security created under Portuguese law, release documents issued by the respective beneficiary in due form for the filing of the appropriate registrations to cancel all Security and any powers of attorney created in respect of said Security and, where no registrations are required, to appropriate release and cancel all such Security.

     (b) A certified copy of the cancellation notice for each of the Existing Facilities evidencing that the Existing Facilities have been repaid and cancelled in full (or will be upon the making of the first Loan).

10.  Fees

     Evidence that the fees, costs and expenses then due from the Borrower pursuant to Clause 11 (Fees), Clause 16 (Costs and Expenses) and Clause
     12.5 (Stamp Taxes) have been paid or will be paid on the earlier of the date five Business Days after the date of this Agreement or the first Utilisation Date.

11.  Other

     (a) Evidence that any process agent referred to in Clause 37.2 (Service of process) has accepted its appointment.

     (b) A copy of any other Authorisation or other document, opinion or assurance which the Lender considers to be necessary or desirable (if it has notified the

          Company accordingly) in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity or enforceability of any Finance Document or of the Transaction Security.

                                   SCHEDULE 3

                                    REQUESTS

                                     Part I

                               Utilisation Request

From:    [Borrower]

To:

Dated:

Dear Sirs

        Orient-Express Hotels Ltd. - [(euro)         ] Facility Agreement
                       dated [         ] (the "Agreement")

1. We refer to the Agreement. This is an Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2.   We wish to borrow a Loan on the following terms:

        Proposed Utilisation Date:    [    ] (or, if that is not a Business
                                      Day, the next Business Day)

        Amount:                       [    ] or, if less, the Available Facility

        Interest Period:              [1,2, or 3 months]

3. We confirm that each condition specified in Clause 4.2 (Further conditions precedent) is satisfied on the date of this Utilisation Request.

4. We confirm that the [Initial Valuation/ the last Valuation delivered to you*] evidences an aggregate value of the Hotels and English Hotels of not less than (euro)390,785,500.

5.   The proceeds of this Loan should be credited to [account].

6.   This Utilisation Request is irrevocable.

                                Yours faithfully

                            ........................
                            authorised signatory for
                           [name of relevant Borrower]

* delete as appropriate

                                    Part II

                                Selection Notice

From:    [Borrower]

To:

Dated:

Dear Sirs

        Orient-Express Hotels Ltd. - [(euro)        ] Facility Agreement

                       dated [         ] (the "Agreement")

1. We refer to the Agreement. This is a Selection Notice. Terms defined in the Agreement have the same meaning in this Selection Notice unless given a different meaning in this Selection Notice.

2.   We refer to the following Loan[s] with an Interest Period ending on [ ]*.

3.   [We request  that the above  Loan[s] be divided  into [             ] Loans
     with the following Interest Periods:] **

     or

     [We request that the next Interest Period for the above Loan[s] is
     [      ]].***

4. We request that the above Loan[s] [is]/[are] [denominated in the same currency for the next Interest Period]: [ ]. As this results in a change of currency we confirm that each condition specified in Clause 4.2 (Further conditions precedent) is satisfied on the date of this Selection Notice. The proceeds of any change in currency should be credited to [account].] .

5.   This Selection Notice is irrevocable.

                                Yours faithfully

                           ..........................
                            authorised signatory for
                           [the Company on behalf of]
                           [name of relevant Borrower]

                                       83
--------------------------------------------------------------------------------

*    Insert details of all Loans ending on the same date.

**   Use this option if division of the Loans is requested.

***  Use this option if sub-division is not required.

                                   SCHEDULE 4

                             MANDATORY COST FORMULAE

1. The Mandatory Cost is an addition to the interest rate in relation to the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2. On the first day of each Interest Period (or as soon as possible thereafter) the Lender shall calculate a rate (the "Additional Cost Rate") expressed as a percentage rate per annum.

3. The Additional Cost Rate for the Lender if lending from a Facility Office in a Participating Member State will be the percentage determined by the Lender as the cost of complying with the minimum reserve requirements of the European Central Bank.

4. The Additional Cost Rate for the Lender if lending from a Facility Office in the United Kingdom will be calculated by the Lender as follows:

                  AB + C(B - D) + E x 0.01  per cent. per annum
                  ------------------------
                      100 - (A + C)


                  E x 0.01 per cent. per annum.
                  --------
                    300

     Where:

     A is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which the Lender is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

     B is the percentage rate of interest (excluding the Margin and the Mandatory Cost payable for the relevant Interest Period on the Loan.

     C is the percentage (if any) of Eligible Liabilities which the Lender is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

     D is the percentage rate per annum payable by the Bank of England to the Lender on interest bearing Special Deposits.

     E is the rate of charge payable by the Lender to the Financial Services Authority pursuant to the Fees Rules (calculated for this purpose by the Lender as being the average of the Fee Tariffs applicable to the Lender) and expressed in pounds per (pound)1,000,000 of the Tariff Base of the Lender.

5.   For the purposes of this Schedule:

     (a) "Eligible Liabilities" and "Special Deposits" have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

     (b) "Fees Rules" means the rules on periodic fees contained in the FSA Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

     (c) "Fee Tariffs" means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate); and

     (d) "Tariff Base" has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.

6. In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. 5 per cent. will be included in the formula as 5 and not as 0.05). A negative result obtained by subtracting D from B shall be taken as zero. The resulting figures shall be rounded to four decimal places.

7. The Lender shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates.

8. Any determination by the Lender pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to the Lender shall, in the absence of manifest error, be conclusive and binding on all Parties.

9. The Lender may from time to time, after consultation with the Borrower, determine and notify to all Parties any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all Parties.

                                   SCHEDULE 5

                          FORM OF TRANSFER CERTIFICATE

To:      The Company

From: [The Existing Lender] (the "Existing Lender") and [The New Lender] (the "New Lender")

Dated:

        Orient-Express Hotels Ltd. - [(euro)         ] Facility Agreement
                       dated [         ] (the "Agreement")

1. We refer to the Agreement. This is a Transfer Certificate. Terms defined in the Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.

2.   We refer to Clause 23.5 (Procedure for transfer):

     (a) The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation all or part of the Existing Lender's Commitment, rights and obligations referred to in the
          Schedule in accordance with Clause 23.5 (Procedure for transfer).

     (b)  The proposed Transfer Date is [     ].

     (c) The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 30.2 (Addresses) are set out in the Schedule.

     (d) It is expressly agreed that the transfer referred to in clause 2(a) above is made under English Law and shall not, in any way, entail or be construed as a novation under French Law and, accordingly, a copy of this certificate shall be notified to any French Borrower by bailiff (huissier) in accordance with article 1690 of the French Code civil.

3. The New Lender expressly acknowledges the limitations on the Existing Lender's obligations set out in paragraph (c) of Clause 23.4 (Limitation of responsibility of Existing Lenders).

4. [The New Lender confirms that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is a Qualifying Italian Lender (as defined in the Agreement).

[4/5]. This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.

[5/6]. This Transfer Certificate is governed by English law.

                                  THE SCHEDULE

               Commitment/rights and obligations to be transferred

                            [insert relevant details]

     [Facility Office address, fax number and attention details for notices and account details for payments,]

        [Existing Lender]                                  [New Lender]

        By:                                                By

                                   SCHEDULE 6

                         FORM OF COMPLIANCE CERTIFICATE

To:      The Lender

From:    Orient-Express Hotels Ltd

Dated:

Dear Sirs

        Orient-Express Hotels Ltd. - [(euro)         ] Facility Agreement
                       dated [         ] (the "Agreement")

1. We refer to the Agreement. This is a Compliance Certificate. Terms defined in the Agreement have the same meaning when used in this Compliance
     Certificate   unless   given  a  different   meaning  in  this   Compliance
     Certificate.

2.   We confirm that:

     [insert details of financial covenants and whether the Borrower is in compliance with those covenants]

3.   [We confirm that no Default is continuing.]*



Signed:  ..............................        ..............................
         Director                              Director
         of                                    of
         [Borrower/Guarantor]                  [Borrower/Guarantor]




--------------------------------------------------------------------------------

* If this statement cannot be made, the certificate should identify any Default that is continuing and the steps, if any, being taken to remedy it.
                                       88

                                   SCHEDULE 7

                                   TIMETABLES

                                                      Loans in euro

Delivery of a duly completed Utilisation                   U-3
Request (Clause 5.1 (Delivery of a Utilisation
Request) or a Selection Notice (Clause 9.1                9.30am
(Selection of Interest Periods))

Lender determines amount of a Loan in                      U-2
accordance with Clause 28.8 (Change of
currency)                                                10.00am

EURIBOR is fixed                                     Quotation Day as
                                                     of 11.00 a.m.
                                                     Brussels time

"U" = date of utilisation

"U - X" = X Business Days prior to date of utilisation

                                   SCHEDULE 8

                              ALLOCATED DEBT AMOUNT

       -------------------------------------- --------------------------------
                    HOTEL                          ALLOCATED DEBT AMOUNT
       -------------------------------------- --------------------------------
       Hotel Cipriani, Italy                        (euro)76,662,720.00
       -------------------------------------- --------------------------------
       Villa San Michele, Italy                     (euro)30,366,675.00
       -------------------------------------- --------------------------------
       Hotel Splendido, Italy                       (euro)49,402,645.00
       -------------------------------------- --------------------------------
       Hotel Caruso, Italy                          (euro)33,567,960.00
       -------------------------------------- --------------------------------
       Reid's Palace, Madeira                       (euro)29,600,300.00
       -------------------------------------- --------------------------------
       Lapa Palace, Portugal                        (euro)11,258,148.00
       -------------------------------------- --------------------------------
       Hotel de la Cite, France                     (euro) 5,609,006.00
       -------------------------------------- --------------------------------
       Le Manoir aux Quat' Saisons, England         (euro)13,532,546.00
       -------------------------------------- --------------------------------

                                   SCHEDULE 9

                               SECURITY DOCUMENTS

-------- ------------------------------ ----------------------- ------------------------------------------------
                    Company                    Country                         Nature of Security
-------- ------------------------------ ----------------------- ------------------------------------------------
1.        Orient-Express Hotels Ltd.    Bermuda                 Luxembourg law pledge over shares in
                                                                Orient-Express Luxembourg Holdings Sarl.

-------- ------------------------------ ----------------------- ------------------------------------------------
2.       Orient-Express Luxembourg      Luxembourg              English law charge over shares in
         Holdings Sarl                                          Blanc Restaurants Limited
                                                                ------------------------------------------------
                                                                Italian law pledge over shares  in
                                                                Orient-Express Hotels Italia Srl
                                                                ------------------------------------------------
                                                                Portuguese law pledge over shares in
                                                                Hotelapa Investimento Hoteleiro, S.A.
                                                                ------------------------------------------------
                                                                Portuguese  law  pledge  over  quotas  in Reids
                                                                Hoteis Lda
-------- ------------------------------ ----------------------- ------------------------------------------------
3.       Hotelapa Investimento          Portugal                Portuguese  law  mortgage  over the Lapa Palace
         Hoteleiro, S.A.                                        hotel
                                                                ------------------------------------------------
                                                                Portuguese law asset pledge agreement over
                                                                local insurances, stock, moveables
                                                                and business related receivables and
                                                                Portuguese and Community Trademarks (or
                                                                other applicable intellectual property rights)
-------- ------------------------------ ----------------------- ------------------------------------------------
4.       Reids Hoteis Lda               Portugal                English law charge over shares in Island  Hotel
                                                                (Madeira) Limited
-------- ------------------------------ ----------------------- ------------------------------------------------
5.       Reids Hotel (Madeira) Limited  England                 Portuguese  law  pledge  over  quotas  in Reids
                                                                Hoteis Lda
-------- ------------------------------ ----------------------- ------------------------------------------------
6.       Island Hotel (Madeira)         England (with           Portuguese law mortgage over the
         Limited                        Portuguese branch)      Reid's Palace  Hotel.
                                                                ------------------------------------------------
                                                                English law Debenture
                                                                ------------------------------------------------
                                                                Portuguese law asset pledge agreement over
                                                                local insurances, stock, moveables and business
                                                                related receivables and Portuguese and
                                                                Community Trademarks (or other applicable
                                                                intellectual property rights)
-------- ------------------------------ ----------------------- ------------------------------------------------
7.       Blanc Restaurants Limited      England                 English law Debenture
-------- ------------------------------ ----------------------- ------------------------------------------------
8.       Orient-Express Hotels Italia   Italy                   Italian law pledge over the quotas in Villa
         S.r.l.                                                 San Michele Srl, Cipriani Srl and Splendido Srl
                                                                ------------------------------------------------

-------- ------------------------------ ----------------------- ------------------------------------------------
                    Company                    Country                         Nature of Security
-------- ------------------------------ ----------------------- ------------------------------------------------
                                                                Italian  law  pledge  over the shares in Byblos
                                                                Srl
-------- ------------------------------ ----------------------- ------------------------------------------------
9.       Villa San Michele S.r.l.       Italy                   Italian law mortgage over the Villa San Michele
                                                                ------------------------------------------------
                                                                Italian law security over insurances
-------- ------------------------------ ----------------------- ------------------------------------------------
10.      Byblos S.r.l.                  Italy                   Italian law mortgage over the Hotel Caruso
                                                               ------------------------------------------------
                                                                Italian law security over insurances
                                                               ------------------------------------------------
                                                                Italian law mortgage over Italian and
                                                                Community Trademarks (or other applicable
                                                                intellectual property rights).
-------- ------------------------------ ----------------------- ------------------------------------------------
11.      Hotel Cipriani S.r.l.          Italy                   Italian law mortgage over the Hotel Cipriani
                                                                ------------------------------------------------
                                                                Italian law security over insurances
                                                                ------------------------------------------------
                                                                Italian law mortgage over Italian trademarks
                                                                "Cipriani" (No.560438) and "Hotel  Cipriani"
                                                                (No. 495857) and Community Trademarks
                                                                "Cipriani" (Number 115824) and "Hotel
                                                                Cipriani" (Number 115857)
-------- ------------------------------ ----------------------- ------------------------------------------------
12.      Hotel Splendido S.r.l.         Italy                   Italian law mortgage over the Hotel Splendido
                                                                ------------------------------------------------
                                                                Italian law security over insurances
                                                                ------------------------------------------------
                                                                French  law  share  pledge  over the  shares in
                                                                Societe de la Cite SA
-------- ------------------------------ ----------------------- ------------------------------------------------

                                  SCHEDULE 10

                 MINIMUM INSURANCE REQUIREMENTS FOR THE COMPANY

1.   ASSETS

1.1 All assets the subject of the Transaction Security are insured against fire, flood, earthquake (where there is an exposure), strike, riot, civil commotion and all other risks which a prudent owner of a hotel would insure against. Such cover may be provided in the form of an industrial "All Risk" insurance policy at the option of the Company.

1.2 All assets that are the subject of the Transaction Security are insured at full replacement value except where such basis of cover is not available or is prohibited by law.

2.   BUSINESS INTERRUPTION

2.1 Business interruption insurance in respect of 24 months gross revenue for the Hotels and Le Manoir.

2.2 Business interruption insurance in respect of 12 months gross revenue for the English Hotels excluding Le Manoir.

3.   LIABILITIES

     Insurance in respect of legal liability for bodily injury and/or damage to property of any third party to a minimum limit of US$15,000,000 per occurrence, arising out of the businesses carried out at the Hotels.

4.   OTHER

     All insurances required by and in accordance with local legislation in respect of the Hotels.

5.   GENERAL

     Inclusion of all or any of the assets in a programme of property damage and business interruption insurance or of third party (public and product) liability applicable specifically to the business of the Company and the Obligors and providing levels of insurance not less than those specified at paragraphs (1), (2) and (3) above, as applicable, shall be deemed to comply with Clause 21 (General undertakings) of this Agreement even if such policies cover assets not the subject of the Transaction Security.

                                   SIGNATURES

STAMP DUTY SET FORTH IN ITEM 10 OF THE STAMP DUTY GENERAL TABLE TO BE ASSESSED (LIQUIDADO) IN RESPECT OF THE GUARANTEE PROVIDED BY REID'S HOTEIS LDA AND HOTELAPA INVESTIMENTO HOTELEIRO, S.A. PURSUANT TO THE PROVISIONS OF ARTICLES 5
(D) OF THE PORTUGUESE STAMP DUTY CODE (WHEREBY PORTUGUESE STAMP DUTY SHALL BE DUE WHEN THIS DOCUMENT IS PRESENTED FOR LEGAL PURPOSES IN THE REPUBLIC OF PORTUGAL) AND ITEM 10.3 OF THE STAMP DUTY GENERAL TABLE

THE COMPANY

ORIENT-EXPRESS HOTELS LTD.

By: ANTHONY KAVANAGH

Address: c/o Hotel Cipriani Srl, Giudecca 10, 30133 Venice

Fax: 0039 - 041 - 5212790







THE BORROWERS

ORIENT-EXPRESS HOTELS ITALIA SRL

 By: ANTHONY KAVANAGH

Address: c/o Hotel Cipriani Srl, Giudecca 10, 30133 Venice

Fax: 0039 - 041 - 5212790





BYBLOS SRL

By: ANTHONY KAVANAGH

Address: c/o Hotel Cipriani Srl, Giudecca 10, 30133 Venice

Fax: 0039 - 041 - 5212790

HOTEL SPLENDIDO SRL

By: ANTHONY KAVANAGH

Address: c/o Hotel Cipriani Srl, Giudecca 10, 30133 Venice

Fax: 0039 - 041 - 5212790





THE GUARANTORS

ORIENT-EXPRESS HOTELS LTD.

By: ANTHONY KAVANAGH

Address: c/o Hotel Cipriani Srl, Giudecca 10, 30133 Venice

Fax: 0039 - 041 - 5212790



ORIENT-EXPRESS LUXEMBOURG HOLDINGS SARL

By: ANTHONY KAVANAGH

Address: c/o Hotel Cipriani Srl, Giudecca 10, 30133 Venice

Fax: 0039 - 041 - 5212790



ORIENT-EXPRESS HOTELS ITALIA SRL

By: ANTHONY KAVANAGH

Address: c/o Hotel Cipriani Srl, Giudecca 10, 30133 Venice

Fax: 0039 - 041 - 5212790



VILLA SAN MICHELE SRL

By: ANTHONY KAVANAGH

Address: c/o Hotel Cipriani Srl, Giudecca 10, 30133 Venice

Fax: 0039 - 041 - 5212790

BYBLOS SRL

By: ANTHONY KAVANAGH

Address: c/o Hotel Cipriani Srl, Giudecca 10, 30133 Venice

Fax: 0039 - 041 - 5212790



HOTEL CIPRIANI SRL

By: ANTHONY KAVANAGH

Address: c/o Hotel Cipriani Srl, Giudecca 10, 30133 Venice

Fax: 0039 - 041 - 5212790



HOTEL SPLENDIDO SRL

By: ANTHONY KAVANAGH

Address: c/o Hotel Cipriani Srl, Giudecca 10, 30133 Venice

Fax: 0039 - 041 - 5212790



BLANC RESTAURANTS LIMITED

By: ANTHONY KAVANAGH

Address: c/o Hotel Cipriani Srl, Giudecca 10, 30133 Venice

Fax: 0039 - 041 - 5212790



ISLAND HOTEL (MADEIRA) LIMITED

By: ANTHONY KAVANAGH

Address: c/o Hotel Cipriani Srl, Giudecca 10, 30133 Venice

Fax: 0039 - 041 - 5212790

REID'S HOTEIS LDA

By: ANTHONY KAVANAGH

Address: c/o Hotel Cipriani Srl, Giudecca 10, 30133 Venice

Fax: 0039 - 041 - 5212790



HOTELAPA INVESTIMENTO HOTELEIRO SA

By: ANTHONY KAVANAGH

Address: c/o Hotel Cipriani Srl, Giudecca 10, 30133 Venice

Fax: 0039 - 041 - 5212790

THE LENDER

BANCA NAZIONALE DEL LAVORO S.p.A.

By: ETTORE CASTELLANI     GUIDO PETRELLA

Address: Via Vittorio Veneto
         119-00187
         Roma (Italy)

Fax:

Attention: